Registration No. 811-08279

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 /X/

 Amendment No. 38       /X/

T. Rowe Price Reserve Investment Funds, Inc.

Exact Name of Registrant as Specified in Charter

100 East Pratt Street, Baltimore, Maryland 21202

Address of Principal Executive Offices

410-345-2000

Registrant’s Telephone Number, Including Area Code

David Oestreicher

100 East Pratt Street, Baltimore, Maryland 21202

Name and Address of Agent for Service

PROSPECTUS May 1, 2024

T. ROWE PRICE
Transition Fund

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Shares of the fund are not registered under the Securities Act of 1933, as amended.

The fund is not available for direct purchase by members of the public.

Table of Contents

1	SUMMARY
Transition Fund 1
2	MORE ABOUT THE FUND
Management of the Fund 6 More Information About the Fund’s Investment Objective(s), Strategies, and Risks 7 Disclosure of Fund Portfolio Information 17
3	INFORMATION ABOUT ACCOUNTS IN T. ROWE PRICE FUNDS
Pricing Shares and Transactions 18 General Policies Relating to Transactions 20 Information on Distributions and Taxes 21 Rights Reserved by the Funds 23

SUMMARY	1

Investment Objective(s)

The fund’s primary investment objective is to seek the orderly transition of securities and other financial instruments it receives in connection with a portfolio transition. When the fund is not actively being used to facilitate a portfolio transition, the fund will seek to preserve principal value.

Principal Investment Strategies

Transition Management Vehicle for T. Rowe Price Multi-Asset Products

The fund (transition fund or fund) is designed to be a transition management vehicle for T. Rowe Price mutual funds, collective investment trusts (CITs), and Section 529 college savings plans that invest in mutual funds or CITs advised and sponsored by T. Rowe Price (collectively, T. Rowe Price Multi-Asset Products). The transition fund is only available for purchase by T. Rowe Price Multi-Asset Products.

In certain circumstances, a T. Rowe Price Multi-Asset Product seeks to transition its investment in one or more underlying funds or CITs (each, an initial portfolio) to one or more different underlying funds or CITs (each, a receiving portfolio) or to cash. Each initial portfolio may distribute to the transition fund in-kind securities and other investments (in addition to cash) in satisfaction of the applicable T. Rowe Price Multi-Asset Product’s request to redeem its shares of the initial portfolio. The T. Rowe Price Multi-Asset Product will then contribute such securities and other investments to the transition fund in exchange for shares of the transition fund. The transition fund will then sell or otherwise liquidate certain of the securities and/or other investments received and will buy or otherwise acquire securities and/or other investments that align with the investment program of each receiving portfolio. The transition fund will then distribute to each receiving portfolio in-kind securities, other investments, or cash in satisfaction of the T. Rowe Price Multi-Asset Product’s request to redeem its shares of the transition fund. In general, any redemptions in-kind will represent a pro-rata distribution of the fund’s securities, subject to certain limited exceptions. Alternatively, the transition fund may satisfy the T. Rowe Price Multi-Asset Product’s redemption request solely through cash. The sole purpose of the transition fund is to provide each T. Rowe Price Multi-Asset Product with an investment vehicle designed to transition its investment from an initial portfolio to a receiving portfolio or to cash in an efficient manner (a portfolio transition).

The transition fund seeks to orderly liquidate and acquire instruments (as applicable) as soon as reasonably practicable and at a price that T. Rowe Price believes is reasonable. The transition fund seeks to minimize transaction costs to the T. Rowe Price Multi-Asset Products in connection with such transitions. After the transition fund liquidates and acquires applicable instruments, each T. Rowe Price Multi-Asset Product submits redemption orders to the transition fund as soon as reasonably practicable.

When the transition fund is not actively being used to facilitate a portfolio transition, the transition fund may invest up to 100% of its assets in cash, T. Rowe Price money market funds (including Z Class shares of the T. Rowe Price U.S. Treasury Money Market Fund), money

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market instruments, and other short-term obligations (collectively, cash investments) that would not ordinarily be consistent with the transition fund’s primary investment objective. The transition fund may be invested in these types of investments for extended periods of time. When the transition fund is not actively being used to facilitate a portfolio transition, its assets are comprised of investments from T. Rowe Price (or its affiliates) and/or T. Rowe Price Multi-Asset Products.

Investment Strategies

The transition fund has broad flexibility with respect to its portfolio holdings in order to enable it to accommodate each initial portfolio’s and receiving portfolio’s investment program. As a result, the instruments in the transition fund’s portfolio will be determined by the investments that compose each initial portfolio and receiving portfolio for each portfolio transition. The transition fund’s holdings could be comprised of any type of investment and will be received by the transition fund without consideration of the investment risks or potential investment performance. Therefore, the transition fund is permitted to hold all types of securities and other investments, including, but not limited to, equity and equity-related investments, such as common stocks and convertible securities; and fixed income investments, such as bonds, asset-backed securities (ABS), mortgage-backed securities (MBS), and below investment-grade securities (also known as “junk bonds”).

The fund is “nondiversified,” meaning it may invest a greater portion of its assets in a single issuer and own more of the issuer’s voting securities than is permissible for a “diversified” fund.

Once the initial portfolio’s securities are received by the transition fund, T. Rowe Price will not actively manage the securities. Rather, T. Rowe Price’s primary focus will be to seek to orderly complete each portfolio transition as soon as reasonably practicable at a price T. Rowe Price believes is reasonable. As a result, except as discussed herein, the transition fund does not expect to hold any securities or other instruments other than the securities and other instruments received or purchased in connection with a portfolio transition, except that T. Rowe Price may invest in cash investments. In addition, T. Rowe Price may invest the transition fund’s assets in cash investments to the extent necessary to avoid the transition fund violating legal restrictions applicable to the transition fund (e.g., tax diversification requirements).

Given the purpose of the transition fund, it will sell securities and other instruments frequently in connection with portfolio transitions. The sale of the transition fund’s securities and other instruments will result in transaction costs and may result in capital gains to the transition fund, which will ultimately be borne by its shareholders (i.e., the applicable T. Rowe Price Multi-Asset Products).

SUMMARY	3

Principal Risks

The principal risks associated with the fund’s principal investment strategies, which may be even greater in bad or uncertain market conditions, include the following:

Portfolio transitions: Because of the fund’s unique purpose and manner of operations, the fund’s performance is not comparable to the performance of other mutual funds that invest in similar securities and other investments. T. Rowe Price’s ability to liquidate the fund’s securities and other investments in an orderly or efficient manner is subject to liquidity risk. In addition, although the fund is designed to be a transition vehicle, it will still hold securities and other investments with fluctuating market prices during the transition process, which may be for an extended period of time. During the transition process, the value of the fund’s shares will vary as its portfolio holdings increase or decrease in value. Therefore, the value of the T. Rowe Price Multi-Asset Products’ investment in the fund could go down as well as up during the process of transitioning the fund’s holdings, and the T. Rowe Price Multi-Asset Products may lose money by investing in the fund. In addition, the T. Rowe Price Multi-Asset Products will indirectly pay the transaction costs incurred by the fund as part of the transition process.

Liquidity: Low trading volume, a lack of a market maker, or contractual or legal restrictions may limit the fund’s ability to value securities or prevent the fund from selling securities at desirable times or prices.

Money market funds: Although money market funds seek to preserve the value of investments, it is possible to lose money by investing in a money market fund. An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Stock investing: Stocks generally fluctuate in value more than bonds and may decline significantly over short time periods. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising and falling prices. The value of stocks held by the fund may decline due to general weakness or volatility in the stock markets in which the fund invests or because of factors that affect a particular company or industry.

Fixed income markets: Economic and other market developments can adversely affect the fixed income securities markets. At times, participants in these markets may develop concerns about the ability of certain issuers of debt instruments to make timely principal and interest payments, or they may develop concerns about the ability of financial institutions that make markets in certain debt instruments to facilitate an orderly market. Those concerns could cause increased volatility and reduced liquidity in particular securities or in the overall fixed income markets and the related derivatives markets. A lack of liquidity or other adverse credit market conditions may hamper the fund’s ability to sell the debt instruments in which it invests or to find and purchase suitable debt instruments.

Interest rates: A rise in interest rates typically causes the price of a fixed rate debt instrument to fall and its yield to rise. Conversely, a decline in interest rates typically causes the price of a fixed rate debt instrument to rise and the yield to fall. The prices and yields of inflation-linked

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bonds are directly impacted by the rate of inflation as well as changes in interest rates. Generally, funds with longer weighted average maturities and durations carry greater interest rate risk. Changes in monetary policy made by central banks and/or governments are likely to affect the interest rates or yields of the securities in which the fund invests.

Prepayments and extensions: The fund is subject to prepayment risks because the principal on mortgage-backed securities, asset-backed securities, or any debt instrument with an embedded call option may be prepaid at any time, which could reduce the security’s yield and market value. The rate of prepayments tends to increase as interest rates fall, which could cause the average maturity of the portfolio to shorten. Extension risk may result from a rise in interest rates, which tends to make mortgage-backed securities, asset-backed securities, and other callable debt instruments more volatile.

Credit quality: An issuer of a debt instrument could suffer an adverse change in financial condition that results in a payment default (failure to make scheduled interest or principal payments), rating downgrade, or inability to meet a financial obligation. Securities that are rated below investment grade carry greater risk of default and should be considered speculative.

International investing: Non-U.S. securities tend to be more volatile and have lower overall liquidity than investments in U.S. securities and may lose value because of adverse local, political, social, or economic developments overseas, or due to changes in the exchange rates between foreign currencies and the U.S. dollar. In addition, investments outside the U.S. are subject to settlement practices and regulatory and financial reporting standards that differ from those of the U.S. The risks of investing outside the U.S. are heightened for any investments in emerging markets, which are susceptible to greater volatility than investments in developed markets.

Emerging markets: Investments in emerging market countries are subject to greater risk and overall volatility than investments in the U.S. and other developed markets. Emerging market countries tend to have economic structures that are less diverse and mature, less developed legal and regulatory regimes, and political systems that are less stable, than those of developed countries. In addition to the risks associated with investing outside the U.S., emerging markets are more susceptible to governmental interference, political and economic uncertainty, local taxes and restrictions on the fund’s investments, less efficient trading markets with lower overall liquidity, and more volatile currency exchange rates.

Sector exposure: Issuers in the same economic sector may be similarly affected by economic or market events, making the fund more vulnerable to unfavorable developments in that economic sector than funds that invest more broadly.

Nondiversification risks As a nondiversified fund, the fund has the ability to invest a larger percentage of its assets in the securities of a smaller number of issuers than a diversified fund. As a result, poor performance by a single issuer could adversely affect the fund’s performance more than if the fund were invested in a larger number of issuers. The fund’s share price can be expected to fluctuate more than that of a comparable diversified fund.

SUMMARY	5

Market conditions: The value of the fund’s investments may decrease, sometimes rapidly or unexpectedly, due to factors affecting an issuer held by the fund, particular industries, or the overall securities markets. A variety of factors can increase the volatility of the fund’s holdings and markets generally, including economic, political, or regulatory developments, recessions, inflation, rapid interest rate changes, war, military conflict, acts of terrorism, natural disasters, and outbreaks of infectious illnesses or other widespread public health issues (such as the coronavirus pandemic) and related governmental and public responses (including sanctions). Certain events may cause instability across global markets, including reduced liquidity and disruptions in trading markets, while some events may affect certain geographic regions, countries, sectors, and industries more significantly than others. Government intervention in markets may impact interest rates, market volatility, and security pricing. These adverse developments may cause broad declines in market value due to short-term market movements or for significantly longer periods during more prolonged market downturns.

Cybersecurity breaches: The fund could be harmed by intentional cyberattacks and other cybersecurity breaches, including unauthorized access to the fund’s assets, confidential information, or other proprietary information. In addition, a cybersecurity breach could cause one of the fund’s service providers or financial intermediaries to suffer unauthorized data access, data corruption, or loss of operational functionality.

Management

Investment Adviser T. Rowe Price Associates, Inc. (T. Rowe Price or Price Associates)

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Matthew W. Novak	Cochair of Investment Advisory Committee	2021	2005
Bradley R. Raglin	Cochair of Investment Advisory Committee	2021	2005

Purchase and Sale of Fund Shares

The fund is not available for direct purchase by members of the public. The fund is only available for purchase by T. Rowe Price Multi-Asset Products.

There is no minimum amount required for initial or subsequent purchases. Shares of the fund may be purchased, redeemed, or exchanged on any day the New York Stock Exchange is open for business.

Tax Information

Any dividends or capital gains are declared and paid at least annually, usually in December, and additional declarations and payments may be made as determined by the fund, especially in connection with portfolio transitions. Redemptions or exchanges of fund shares and distributions by the fund, whether or not the T. Rowe Price Multi-Asset Products reinvest these amounts in additional fund shares, generally may be taxed as ordinary income or capital gains.

MORE ABOUT THE FUND	2

MANAGEMENT OF THE FUND

Investment Adviser(s)

T. Rowe Price is the fund’s investment adviser and oversees the selection of the fund’s investments and management of the fund’s portfolio pursuant to an investment management agreement between the investment adviser and the fund. T. Rowe Price is the investment adviser for all funds sponsored and managed by T. Rowe Price (T. Rowe Price Funds); is an SEC-registered investment adviser that provides investment management services to individual and institutional investors and sponsors; and serves as adviser and subadviser to registered investment companies, institutional separate accounts, and common trust funds. The address for T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202. As of December 31, 2023, T. Rowe Price and its affiliates (Firm) had approximately $1.45 trillion in assets under management.

Portfolio Management

T. Rowe Price has established an Investment Advisory Committee with respect to the fund. The committee cochairs are ultimately responsible for the day-to-day management of the fund’s portfolio and work with the committee in developing and executing the fund’s investment program. The members of the committee are as follows: Matthew W. Novak and Bradley R. Raglin, cochairs, Peter J. Roehrig, William Evan Scheiner, Neil Smith, Michael T. Wehn, and Arnold N. Welsh, Jr. The following information provides the year that the cochairs first joined the Firm and the cochairs’ specific business experience during the past five years (although the cochairs may have had portfolio management responsibilities for a longer period). Mr. Novak and Mr. Raglin have been cochairs of the committee since 2021. Mr. Novak joined the Firm in 2005, and his investment experience dates from 2011. During the past five years, he has served as an investment allocation analyst in the Firm’s Multi-Asset Division and as a portfolio manager (beginning in 2021) with the Firm. Mr. Raglin joined the Firm in 2005, and his investment experience dates from 2012. During the past five years, he has served as an investment allocation analyst in the Firm’s Multi-Asset Division and as a portfolio manager (beginning in 2021). The Statement of Additional Information (SAI) provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of the fund’s shares.

The Management Fee

The fund does not pay an investment management fee, and T. Rowe Price waives and/or pays all of the fund’s ordinary, recurring operating expenses (excluding interest; expenses related to borrowings, taxes, and brokerage; nonrecurring, extraordinary expenses; and acquired fund fees and expenses).

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A discussion about the factors considered by the fund’s Board of Directors (Board) and its conclusions in approving the fund’s investment management contract with T. Rowe Price appears in the fund’s semiannual shareholder report for the period ended June 30.

MORE INFORMATION ABOUT THE FUND’S INVESTMENT OBJECTIVE(S), STRATEGIES, AND RISKS

Investment Objective(s)

The fund’s primary investment objective is to seek the orderly transition of securities and other financial instruments it receives in connection with a portfolio transition as soon as reasonably practicable. When the fund is not actively being used to facilitate a portfolio transition, the fund will seek to preserve principal value.

Principal Investment Strategies

Transition Management Vehicle for T. Rowe Price Multi-Asset Products

The fund (transition fund or fund) is designed to be a transition management vehicle for T. Rowe Price mutual funds, collective investment trusts (CITs), and Section 529 college savings plans that invest in mutual funds or CITs advised and sponsored by T. Rowe Price (collectively, T. Rowe Price Multi-Asset Products). The transition fund is only available for purchase by T. Rowe Price Multi-Asset Products.

In certain circumstances, a T. Rowe Price Multi-Asset Product seeks to transition its investment in one or more underlying funds or CITs (each, an initial portfolio) to one or more different underlying funds or CITs (each, a receiving portfolio) or to cash. Each initial portfolio may distribute to the transition fund in-kind securities and other investments (in addition to cash) in satisfaction of the applicable T. Rowe Price Multi-Asset Product’s request to redeem its shares of the initial portfolio. The T. Rowe Price Multi-Asset Product will then contribute such securities and other investments to the transition fund in exchange for shares of the transition fund. The transition fund will then sell or otherwise liquidate certain of the securities and/or other investments received and will buy or otherwise acquire securities and/or other investments that align with the investment program of each receiving portfolio. The transition fund will then distribute to each receiving portfolio in-kind securities, other investments, or cash in satisfaction of the T. Rowe Price Multi-Asset Product’s request to redeem its shares of the transition fund. In general, any redemptions in-kind will represent a pro-rata distribution of the fund’s securities, subject to certain limited exceptions. Alternatively, the transition fund may satisfy the T. Rowe Price Multi-Asset Product’s redemption request solely through cash. The sole purpose of the transition fund is to provide each T. Rowe Price Multi-Asset Product with an investment vehicle designed to transition its investment from an initial portfolio to a receiving portfolio or to cash in an efficient manner (a portfolio transition).

The transition fund seeks to orderly liquidate and acquire instruments (as applicable) as soon as reasonably practicable and at a price that T. Rowe Price believes is reasonable. The transition fund seeks to minimize transaction costs to the T. Rowe Price Multi-Asset Products in

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connection with such transitions. After the transition fund liquidates and acquires applicable instruments, each T. Rowe Price Multi-Asset Product submits redemption orders to the transition fund as soon as reasonably practicable.

When the transition fund is not actively being used to facilitate a portfolio transition, the transition fund may invest up to 100% of its assets in cash, T. Rowe Price money market funds (including Z Class shares of the T. Rowe Price U.S. Treasury Money Market Fund), money market instruments, and other short-term obligations (collectively, cash investments) that would not ordinarily be consistent with the transition fund’s primary investment objective. The transition fund may be invested in these types of investments for extended periods of time. When the transition fund is not actively being used to facilitate a portfolio transition, its assets are comprised of investments from T. Rowe Price (or its affiliates) and/or T. Rowe Price Multi-Asset Products.

Investment Strategies

The transition fund has broad flexibility with respect to its portfolio holdings in order to enable it to accommodate each initial portfolio’s and receiving portfolio’s investment program. As a result, the instruments in the transition fund’s portfolio will be determined by the investments that compose each initial portfolio and receiving portfolio for each portfolio transition. The transition fund’s holdings could be comprised of any type of investment and will be received by the transition fund without consideration of the investment risks or potential investment performance. Therefore, the transition fund is permitted to hold all types of securities and other investments, including, but not limited to, equity and equity-related investments, such as common stocks and convertible securities; and fixed income investments, such as bonds, asset-backed securities (ABS), mortgage-backed securities (MBS), and below investment-grade securities (also known as “junk bonds”).

The fund is “nondiversified,” meaning it may invest a greater portion of its assets in a single issuer and own more of the issuer’s voting securities than is permissible for a “diversified” fund.

Once the initial portfolio’s securities are received by the transition fund, T. Rowe Price will not actively manage the securities. Rather, T. Rowe Price’s primary focus will be to seek to orderly complete each portfolio transition as soon as reasonably practicable at a price T. Rowe Price believes is reasonable. As a result, except as discussed herein, the transition fund does not expect to hold any securities or other instruments other than the securities and other instruments received or purchased in connection with a portfolio transition, except that T. Rowe Price may invest in cash investments. In addition, T. Rowe Price may invest the transition fund’s assets in cash investments to the extent necessary to avoid the transition fund violating legal restrictions applicable to the transition fund (e.g., tax diversification requirements).

Given the purpose of the transition fund, it will sell securities and other instruments frequently in connection with portfolio transitions. The sale of the transition fund’s securities and other instruments will result in transaction costs and may result in capital gains to the transition

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fund, which will ultimately be borne by its shareholders (i.e., the applicable T. Rowe Price Multi-Asset Products).

Investing in Cash Investments

A large portion of the fund’s assets may be held in reserves, or cash investments, and at times, the transition fund’s portfolio will consist entirely of reserves. The fund’s reserve positions will primarily consist of: (1) shares of a T. Rowe Price internal money market fund or short-term bond fund (which do not charge any management fees and are not available for public purchase); (2) short-term, high-quality U.S. money market securities; and (3) U.S. dollar currencies.

Common and Preferred Stocks

Stocks represent shares of ownership in a company. Generally, preferred stocks have a specified dividend rate and rank after bonds and before common stocks in their claim on income for dividend payments and on assets should the company be liquidated. After other claims are satisfied, common stockholders participate in company profits on a pro-rata basis and profits may be paid out in dividends or reinvested in the company to help it grow. Increases and decreases in earnings are usually reflected in a company’s stock price, so common stocks generally have the greatest appreciation and depreciation potential of all corporate securities. Unlike common stock, preferred stock does not ordinarily carry voting rights. While most preferred stocks pay a dividend, the fund may decide to purchase preferred stock where the issuer has suspended, or is in danger of suspending, payment of its dividend.

Convertible Securities and Warrants

The fund may invest in debt instruments or preferred equity securities that are convertible into, or exchangeable for, equity securities at specified times in the future and according to a certain exchange ratio. Convertible bonds are typically callable by the issuer, which could in effect force conversion before the holder would otherwise choose. Traditionally, convertible securities have paid dividends or interest at rates higher than common stocks but lower than nonconvertible securities. They generally participate in the appreciation or depreciation of the underlying stock into which they are convertible, but to a lesser degree than common stock. Some convertible securities combine higher or lower current income with options and other features. Warrants are options to buy, directly from the issuer, a stated number of shares of common stock at a specified price anytime during the life of the warrants (generally, two or more years). Warrants have no voting rights, pay no dividends, and can be highly volatile. In some cases, the redemption value of a warrant could be zero.

Foreign Securities

The fund may invest in foreign securities. Foreign securities could include non-U.S. dollar-denominated securities traded outside the U.S. and U.S. dollar-denominated securities of foreign issuers traded in the U.S. Investing in foreign securities involves special risks that can increase the potential for losses. These include exposure to potentially adverse local, political, social, and economic developments such as war, political instability, hyperinflation, currency devaluations, and overdependence on particular industries; government interference in markets such as nationalization and exchange controls, expropriation of assets, or imposition

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of punitive taxes; the imposition of international trade and capital barriers and other protectionist or retaliatory measures; potentially lower liquidity and higher volatility; possible issues arising from accounting, disclosure, settlement, and regulatory practices and legal rights that differ from U.S. standards; and the potential for fluctuations in foreign exchange rates to decrease the investment’s value (favorable changes can increase its value). In addition, information with respect to foreign borrowers may differ from that available for U.S. borrowers because foreign companies are not generally subject to accounting, auditing and financial reporting standards, practices, and requirements comparable to those applicable to U.S. borrowers. The fund may purchase American Depositary Receipts and Global Depositary Receipts, which are certificates evidencing ownership of shares of a foreign issuer. American Depositary Receipts and Global Depositary Receipts trade on established markets and are alternatives to directly purchasing the underlying foreign securities in their local markets and currencies. Such investments are subject to many of the same risks associated with investing directly in foreign securities.

Bonds

A bond is an interest-bearing security. The issuer has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond’s face value) on a specified date. An issuer may have the right to redeem or “call” a bond before maturity, and the investor may have to invest the proceeds at lower market rates. Bonds can be issued by U.S. and foreign governments, states, and municipalities, as well as a wide variety of companies.

A bond’s annual interest income, set by its coupon rate, is usually fixed for the life of the bond. Its yield (income as a percent of current price) will fluctuate to reflect changes in interest rate levels. A bond’s price usually rises when interest rates fall and vice versa, so its yield generally stays consistent with current market conditions.

Conventional fixed rate bonds offer a coupon rate for a fixed maturity with no adjustment for inflation. Real rate of return bonds also offer a fixed coupon but include ongoing inflation adjustments for the life of the bond.

Certain bonds have floating or variable interest rates that are adjusted periodically based on a particular index. These interest rate adjustments tend to minimize fluctuations in the bonds’ principal values. The maturity of certain floating rate securities may be shortened under certain specified conditions.

Bonds, including asset- and mortgage-backed securities, may be secured (backed by specific collateral) or may be unsecured (backed only by the issuer’s general creditworthiness).

Mortgage-Backed Securities

The fund may invest in a variety of mortgage-backed securities. Mortgage lenders pool individual home mortgages with similar characteristics to back a certificate or bond, which is sold to investors such as the fund. Interest and principal payments generated by the underlying mortgages are passed through to the investors. The “big three” issuers are the Government National Mortgage Association, the Federal National Mortgage Association, and the Federal Home Loan Mortgage Corporation. Government National Mortgage Association certificates

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are backed by the full faith and credit of the U.S. government, while others, such as the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation certificates, are only supported by the ability to borrow from the U.S. Treasury or by the credit of the agency. (The Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation operate under conservatorship of the Federal Housing Finance Agency, an independent federal agency.) Private mortgage bankers and other institutions also issue mortgage-backed securities.

Mortgage-backed securities are subject to scheduled and unscheduled principal payments as homeowners pay down or prepay their mortgages. As these payments are received, they must be reinvested when interest rates may be higher or lower than on the original mortgage security. Therefore, these securities are not an effective means of locking in long-term interest rates. In addition, when interest rates fall, the rate of mortgage prepayments, including refinancings, tends to increase. Refinanced mortgages are paid off at face value or “par,” causing a loss for any investor who may have purchased the security at a price above par. In such an environment, this risk limits the potential price appreciation of these securities and can negatively affect the fund’s net asset value. When interest rates rise, the prices of mortgage-backed securities can be expected to decline. In addition, when interest rates rise and prepayments slow, the effective duration of mortgage-backed securities extends, resulting in increased price volatility.

Asset-Backed Securities

An underlying pool of assets, such as credit card or automobile trade receivables or corporate loans or bonds, backs asset-backed securities and provides the interest and principal payments to investors. On occasion, the pool of assets may also include a swap obligation, which is used to change the cash flows on the underlying assets. As an example, a swap may be used to allow floating rate assets to back a fixed rate obligation. Credit quality depends primarily on the quality of the underlying assets, the level of any credit support provided by the structure or a line of credit, and the credit quality of the swap counterparty, if any. The underlying assets (i.e., loans) are sometimes subject to prepayments, which can shorten the asset-backed security’s effective maturity and may lower its return. The value of these asset-backed securities also may change because of actual or perceived changes in the creditworthiness of the individual borrowers, the originator, the servicing agent, the financial institution providing the credit support, or the swap counterparty. There is no limit on the portion of the fund’s fixed income investments that may be invested in asset-backed securities.

High Yield or “Junk” Bonds

The price and yield of below investment-grade (high yield or “junk”) bonds, including below investment-grade emerging market bonds, can be expected to fluctuate more than the price and yield of higher-quality bonds. Because these bonds are rated below BBB (or an equivalent rating) or are in default, they are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Successful investment in lower-medium and low-quality bonds involves greater investment risk and is highly dependent on T. Rowe Price’s credit analysis. A real or perceived economic downturn or higher interest

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rates could cause a decline in high yield bond prices by lessening the ability of issuers to make principal and interest payments. These bonds are often thinly traded and can be more difficult to sell and value accurately than higher-quality bonds. Because objective pricing data may be less available, judgment may play a greater role in the valuation process. In addition, the entire high yield bond market can experience sudden and sharp price swings due to a variety of factors, including changes in economic forecasts, stock market activity, large or sustained sales by major investors, a high profile default, or just a change in the market’s psychology.

Principal Risks

The principal risks associated with the fund’s principal investment strategies, which may be even greater in bad or uncertain market conditions, include the following:

Portfolio transitions: Because of the fund’s unique purpose and manner of operations, the fund’s performance is not comparable to the performance of other mutual funds that invest in similar securities. The fund may be forced to sell portfolio securities during periods of reduced liquidity and/or market disruption when prices are rapidly declining. This may require the fund to realize investment losses at times when another mutual fund with different investment goals may choose to hold a particular investment until a more orderly sale could occur, the market recovers or the security reaches maturity. The T. Rowe Price Multi-Asset Products will indirectly pay the transaction costs incurred by the transition fund as part of the liquidation process. There is a risk that a transition is subject to significant transaction expenses or brokerage commissions, which could cause the fund to lose money.

In addition, although the fund is designed to be a transition vehicle, the fund will still hold securities with fluctuating market prices during the transition process, which may be for an extended period of time. During the transition process, the value of the fund’s shares will vary as its portfolio securities increase or decrease in value. Therefore, the value of a T. Rowe Price Multi-Asset Product’s investment in the fund could go down as well as up during the process of transitioning the fund’s securities, and the T. Rowe Price Multi-Asset Products may lose money by investing in the fund. In addition, some securities (such as foreign securities) are subject to extended settlement periods, which may impair the fund’s ability to sell or realize the full value of such securities upon liquidation.

Liquidity: Low trading volume, a lack of a market maker, or contractual or legal restrictions may limit or prevent the fund from selling securities at desirable times or prices. During times of significant market or economic turmoil, usually liquid markets for certain of the fund’s investments may experience extreme reductions in buy-side demand, which may result in values of the fund’s portfolio securities declining significantly over short or extended periods of time. These reductions in value may occur regardless of whether there has been a change in interest rates or a change in the credit rating of the issuer of the security. Under certain adverse market or economic conditions, fund investments previously determined to be liquid may be deemed to be illiquid, and, because of regulatory limitations on investments in illiquid securities, the fund may not be able to make or gain the desired level of exposure to certain investments that it otherwise would.

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Money market funds: An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although money market funds seek to preserve the value of investments, it is possible to lose money by investing in a money market fund. In addition, a money market fund is not designed to offer capital appreciation. In exchange for their emphasis on stability and liquidity, money market investments may offer lower long-term performance than stock or bond investments.

Stock investing: The fund’s share price can fall because of weakness in the overall stock markets, a particular industry, or specific holdings. Stock markets as a whole can be volatile and decline for many reasons, such as adverse local, regional, or global political, regulatory, or economic developments; changes in investor psychology; or heavy selling at the same time by major institutional investors in the market. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, the adviser’s assessment of companies whose stocks are held by the fund may prove incorrect, resulting in losses or poor performance, even in rising markets. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of the issuer’s bonds and preferred stock take precedence over the claims of those who own common stock.

Fixed income markets: The market price of investments owned by the fund may go up or down, sometimes rapidly or unpredictably. The fund’s investments may decline in value due to factors affecting the overall fixed income markets or particular industries or sectors. The value of a holding may decline due to developments related to a particular issuer, but also due to general fixed income market conditions, including real or perceived adverse economic developments, such as changes in interest rates, credit quality, inflation, or currency rates, or generally adverse investor sentiment. The value of a holding may also decline due to factors that negatively affect a particular industry or sector, such as labor shortages, increased production costs, or competitive conditions. The fund may experience heavy redemptions that could cause it to liquidate its assets at inopportune times or at a loss or depressed value.

Interest rates: The prices of bonds and other fixed income securities typically increase as interest rates fall, and prices typically decrease as interest rates rise (bond prices and interest rates usually move in opposite directions). Such decreases in prices are due to the bonds and notes in the fund’s portfolio becoming less attractive to other investors when securities with higher yields become available. The prices and yields of inflation-linked bonds are directly impacted by the rate of inflation as well as changes in interest rates. Generally, funds with longer weighted average maturities (i.e., an average of the maturities of the underlying debt instruments, “weighted” by the percentage of the fund’s assets it represents) and durations (i.e., the measure of the price sensitivity of a fund to changes in interest rates) carry greater interest rate risk. As a result, in a rising interest rate environment, the net asset value of a fund with a longer weighted average maturity or duration typically decreases at a faster rate than the net asset value of a fund with a shorter weighted average maturity or duration. In addition, recent and potential future changes in monetary policy made by central banks and/or governments are likely to affect the interest rates or yields of the securities in which the fund invests. An elevated inflation environment may heighten risks associated with rising rates. As a

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result, rapid changes in interest rates may increase the fund’s overall exposure to interest rate risk.

Prepayments and extensions: A fund investing in mortgage-backed securities, asset-backed securities, and other debt instruments that have embedded call options can be negatively impacted when interest rates fall because borrowers tend to refinance and prepay principal. Receiving increasing prepayments in a falling interest rate environment causes the average maturity of the fund’s portfolio to shorten, reducing its potential for price gains. It also requires the fund to reinvest proceeds at lower interest rates, which reduces the fund’s total return and yield, and could result in a loss if bond prices fall below the level that the fund paid for them. A rise in interest rates or lack of refinancing opportunities can cause the fund’s weighted average maturity to lengthen unexpectedly due to a drop in expected prepayments of mortgage-backed securities, asset-backed securities, and callable debt instruments. This would increase the fund’s sensitivity to rising interest rates and its potential for price declines.

Credit quality: An issuer of a debt instrument held by the fund could default (fail to make scheduled interest or principal payments), potentially reducing the fund’s income and share price. Credit risk is increased when portfolio holdings are downgraded or the perceived financial condition of an issuer deteriorates. Holdings with an investment-grade rating should have a relatively low risk of encountering financial problems and a relatively high probability of future payments. However, holdings rated below investment grade are more susceptible to adverse economic conditions than other investment-grade holdings and may have speculative characteristics. Holdings rated below investment grade should be regarded as speculative because their issuers may be more susceptible to financial setbacks and recession than more creditworthy issuers (commonly referred to as “junk”).

International investing: Investments outside the U.S. may lose value because of declining foreign currencies or adverse local, political, social, or economic events overseas, among other things. Securities of non-U.S. issuers (including depositary receipts and other instruments that represent interests in a non-U.S. issuer) tend to be more volatile than U.S. securities and are subject to trading markets with lower overall liquidity, governmental interference, and regulatory and accounting standards and settlement practices that differ from the U.S. The fund could experience losses based solely on the weakness of foreign currencies in which the fund’s holdings are denominated versus the U.S. dollar, and changes in the exchange rates between such currencies and the U.S. dollar. Risks can result from differing regulatory environments, less stringent investor protections, less availability of public information about issuers, uncertain tax laws, and higher transaction costs compared with U.S. markets. Investments outside the U.S. could be subject to governmental actions such as capital or currency controls, nationalization of a company or industry, expropriation of assets, or imposition of high taxes.

A trading market may close for national holidays or without warning for extended time periods, preventing the fund from buying or selling securities in that market. Trading securities in which the fund invests may take place in various foreign markets on certain days when the fund is not open for business and does not calculate its net asset value. For example, the fund

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may invest in securities that trade in various foreign markets that are open on weekends. As the securities trade, their value may substantially change. As a result, the fund’s net asset value may be significantly affected on days when shareholders cannot make transactions. In addition, market volatility may significantly limit the liquidity of securities of certain issuers in a particular country or geographic region, or of all companies in the country or region. The fund may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the fund’s obligations.

Emerging markets: Investments in emerging markets are subject to the risk of abrupt and severe price declines. The economic and political structures of emerging market countries, in most cases, do not compare favorably with the U.S. or other developed countries in terms of wealth and stability, and their financial markets often lack liquidity. These economies are less developed, can be overly reliant on particular industries, and are more vulnerable to the ebb and flow of international trade, trade barriers, and other protectionist or retaliatory measures. Governments in many emerging market countries participate to a significant degree in their economies and securities markets. As a result, foreign investments may be restricted and subject to greater government control, including repatriation of sales proceeds. Emerging market securities exchanges are more likely to experience problems with the clearing and settling of trades, as well as the custody of holdings by local banks, agents, and depositories. In addition, the accounting standards in emerging market countries may be unreliable and could present an inaccurate picture of a company’s finances. Some countries have histories of instability and upheaval that could cause their governments to act in a detrimental or hostile manner toward private enterprise or foreign investment. Investments in countries or regions that have recently begun moving away from central planning and state-owned industries toward free markets should be regarded as speculative.

While some countries have made progress in economic growth, liberalization, fiscal discipline, and political and social stability, there is no assurance these trends will continue. Significant risks, such as war and terrorism, currently affect some emerging market countries. The fund’s performance will likely be hurt by exposure to countries in the midst of hyperinflation, currency devaluation, trade disagreements, sudden political upheaval, or interventionist government policies. The volatility of emerging markets may be heightened by the actions (such as significant buying or selling) of a few major investors. For example, substantial increases or decreases in cash flows of funds investing in these markets could significantly affect local securities prices and, therefore, could cause fund share prices to decline.

Sector exposure: At times, the fund may have a significant portion of its assets invested in securities of issuers conducting business in a related group of industries within the same economic sector. Issuers within the same economic sector may be similarly affected by specific market events impacting that sector. As a result, the fund is more susceptible to adverse developments affecting an economic sector in which the fund has significant investments and may perform poorly during a downturn in one or more of the industries within that economic sector.

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Nondiversification: Because the fund is nondiversified and thus can invest more of its assets in a smaller number of issuers, it is more exposed to the risks associated with an individual issuer than a fund that invests more broadly across many issuers. For example, poor performance by a single large holding of the fund would adversely affect the fund’s performance more than if the fund were invested in a larger number of issuers.

Market conditions: The value of investments held by the fund may decline, sometimes rapidly or unpredictably, due to factors affecting certain issuers, particular industries or sectors, or the overall markets. Rapid or unexpected changes in market conditions could cause the fund to liquidate its holdings at inopportune times or at a loss or depressed value. The value of a particular holding may decrease due to developments related to that issuer, but also due to general market conditions, including real or perceived economic developments, such as changes in interest rates, credit quality, inflation, or currency rates, or generally adverse investor sentiment. The value of a holding may also decline due to factors that negatively affect a particular industry or sector, such as labor shortages, increased production costs, or competitive conditions. In addition, local, regional, or global events such as war, military conflict, acts of terrorism, political and social unrest, regulatory changes, recessions, shifts in monetary or trade policies, natural or environmental disasters, and the spread of infectious diseases or other public health issues could have a significant negative impact on securities markets and the fund’s investments. Any of these events may lead to unexpected suspensions or closures of securities exchanges; travel restrictions or quarantines; business disruptions and closures; inability to obtain raw materials, supplies, and component parts; reduced or disrupted operations for the fund’s service providers or issuers in which the fund invests; and an extended adverse impact on global market conditions. Government intervention (including sanctions) in markets may impact interest rates, market volatility, and security pricing. The occurrence of any of these events could adversely affect the economies (including through changes in business activity and increased unemployment) and financial markets of specific countries or worldwide.

Cybersecurity breaches: The fund may be subject to operational and information security risks resulting from breaches in cybersecurity. Cybersecurity breaches may involve deliberate attacks and unauthorized access to the digital information systems (for example, through “hacking” or malicious software coding) used by the fund, its investment adviser and subadviser(s) (as applicable), or its service providers but may also result from outside attacks such as denial-of-service attacks, which are efforts to make network services unavailable to intended users. These breaches may, among other things, result in financial losses to the fund and its shareholders, cause the fund to lose proprietary information, disrupt business operations, or result in the unauthorized release of confidential information. Further, cybersecurity breaches involving the fund’s service providers, financial intermediaries, trading counterparties, or issuers in which the fund invests could subject the fund to many of the same risks associated with direct breaches.

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Additional Investment Management Practices

The fund may employ additional investment management practices as described in this section. The fund’s investments may be subject to further restrictions and risks described in the SAI, which contains more detailed information about the fund and its investments, operations, and expenses.

Borrowing Money and Transferring Assets

The fund may borrow from banks, other persons, and other T. Rowe Price Funds for temporary or emergency purposes, to facilitate redemption requests, or for other purposes consistent with the fund’s policies as set forth in this prospectus and the SAI. Such borrowings may be collateralized with the fund’s assets, subject to certain restrictions.

Borrowings may not exceed 33⅓% of the fund’s total assets. This limitation includes any borrowings for temporary or emergency purposes, applies at the time of the transaction, and continues to the extent required by the Investment Company Act of 1940.

DISCLOSURE OF FUND PORTFOLIO INFORMATION

A description of T. Rowe Price’s policies and procedures with respect to the disclosure of portfolio information is available in the SAI.

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This section of the prospectus describes the policies that apply to the transition fund, which is not available for direct purchase by members of the public. The transition fund is only available for purchase by T. Rowe Price Multi-Asset Products. Policies for other T. Rowe Price Funds are described in their respective prospectuses, and all available funds and share classes are described more fully in the Statement of Additional Information.

PRICING OF SHARES AND TRANSACTIONS

How and When Shares are Priced

The share price, also called the net asset value, for the fund is calculated at the close of trading on the New York Stock Exchange (NYSE), which is normally 4 p.m. ET, on each day that the NYSE is open for business. Net asset values are not calculated for the fund on days when the NYSE is scheduled to be closed for trading (for example, weekends and certain U.S. national holidays). If the NYSE is unexpectedly closed due to weather or other extenuating circumstances on a day it would typically be open for business, or if the NYSE has an unscheduled early closing on a day it has opened for business, the fund reserves the right to treat such day as a business day and accept purchase and redemption orders and calculate their share price as of the normally scheduled close of regular trading on the NYSE for that day.

To calculate the net asset value, the fund’s assets are valued and totaled; liabilities are subtracted; and the balance, called net assets, is divided by the number of shares outstanding. Market values are used to price portfolio holdings for which market quotations are readily available. Market values generally reflect the prices at which securities actually trade or represent prices that have been adjusted based on evaluations and information provided by the fund’s pricing services. Investments in other mutual funds are valued at the closing net asset value per share of the mutual fund on the day of valuation. Investments for which market quotations are not readily available or deemed unreliable are valued at fair value as determined in good faith by T. Rowe Price, as the valuation designee, designated by the Board, by taking into account various, adopted factors and methodologies for determining the fair value. This value may differ from the value the fund receives upon sale of the securities.

Non-U.S. equity securities are valued on the basis of their most recent closing market prices at 4 p.m. ET, except under the following circumstances. Most foreign markets close before 4 p.m. ET. For example, the most recent closing prices for securities traded in certain Asian markets may be as much as 15 hours old at 4 p.m. ET. If T. Rowe Price determines that developments between the close of a foreign market and the close of the NYSE will, in its judgment, affect the value of some or all of the fund’s securities, T. Rowe Price will adjust the previous closing prices to reflect what it believes to be the fair value of the securities as of 4 p.m. ET. In deciding whether to make these adjustments, T. Rowe Price reviews a variety of factors, including developments in foreign markets, the performance of U.S. securities markets, and the

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performance of instruments trading in U.S. markets that represent foreign securities and baskets of foreign securities.

T. Rowe Price may also fair value certain securities or a group of securities in other situations, for example, when a particular foreign market is closed but the fund is open. For a fund that has investments in securities that are primarily listed on foreign exchanges that trade on weekends or other days when the fund does not price its shares, the fund’s net asset value may change on days when shareholders will not be able to purchase or redeem the fund’s shares. If an event occurs that affects the value of a security after the close of the market, such as a default of a commercial paper issuer or a significant move in short-term interest rates, T. Rowe Price may make a price adjustment depending on the nature and significance of the event.

A variety of factors are evaluated when assigning fair values to private placements and other restricted securities. Other mutual funds may adjust the prices of their securities by different amounts or assign different fair values than the fair value that the fund assigns to the same security.

How the Trade Date is Determined

If a request is received by T. Rowe Price in correct form by the close of the NYSE, which is normally 4 p.m. ET, the transaction will be priced at that business day’s net asset value. If the request is received by T. Rowe Price after the close of the NYSE, the transaction will be priced at the next business day’s net asset value.

Note: The time at which transactions and shares are priced and the time until which orders are accepted by the fund may be changed in case of an emergency or if the NYSE closes at a time other than 4 p.m. ET. The fund reserves the right to not treat an unscheduled intraday disruption or closure in NYSE trading as a closure of the NYSE and still accept transactions and calculate its net asset value as of 4 p.m. ET. Should this occur, the order must still be placed and received in correct form by T. Rowe Price prior to the time the NYSE closes to be priced at that business day’s net asset value.

Receiving Redemption Proceeds

Redemption proceeds will typically be invested in a designated receiving portfolio or sent to the T. Rowe Price Multi-Asset Product’s custody account. Proceeds are normally sent by the second business day after the redemption request is received and processed. Proceeds sent by wire are typically credited to the T. Rowe Price Multi-Asset Product’s custody account the business day after the redemption. However, under certain circumstances, and when deemed to be in the fund’s best interests, proceeds may not be sent for up to seven days after receipt of a valid redemption order (for example, during periods of deteriorating or stressed market conditions or during extraordinary or emergency circumstances).

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GENERAL POLICIES RELATING TO TRANSACTIONS

The following policies and requirements apply generally to accounts in the transition fund.

The fund generally does not accept orders that request a particular day or price for a transaction or any other special conditions. However, the fund reserves the right to accept orders that are unaccompanied by payment. Payment for these shares must be received by the time designated by the fund.

All purchases must be paid for in U.S. dollars or as a contribution of portfolio securities in exchange for fund shares. The fund reserves the right to reject purchase orders or to stop offering shares without notice. There are no minimum initial or subsequent investment amount requirements for the fund.

Nonpayment The fund and its agents have the right to reject or cancel any purchase, exchange, or redemption due to nonpayment.

Payment of Redemption Proceeds Redemption proceeds will be deposited in the redeeming shareholder’s custody account or in a designated receiving portfolio unless instructed otherwise. The fund intends to pay sale (redemption) proceeds in cash or as an in-kind redemption of portfolio securities. In general, any redemptions in-kind will represent a pro-rata distribution of a fund’s securities, subject to certain limited exceptions. The redeeming shareholder will be responsible for disposing of the securities, and the shareholder will be subject to the risks that the value of the securities could decline prior to their sale, the securities could be difficult to sell, and brokerage fees could be incurred.

Delays in Sending Redemption Proceeds

The fund typically expects that redemption requests will take one to two days following the receipt of a redemption request that is in correct form. Under certain circumstances and when deemed to be in the fund’s best interest, proceeds may not be sent for up to seven calendar days after receipt of a valid redemption order.

Fund Operations and Shareholder Services

T. Rowe Price and The Bank of New York Mellon, subject to the oversight of T. Rowe Price, each provide certain accounting services to the T. Rowe Price Funds. T. Rowe Price Services, Inc., acts as the transfer and dividend disbursing agent and provides shareholder and administrative services to the fund. These companies receive compensation from the fund for their services.

Excessive and Short-Term Trading Policy

Because the transition fund is designed to facilitate portfolio transitions, shares of the transition fund may be purchased or redeemed on a frequent basis. The transition fund is therefore not subject to the excessive and short-term trading policies adopted for other T. Rowe Price Funds. For similar reasons, the fund does not charge a redemption fee on the sale of fund shares.

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INFORMATION ON DISTRIBUTIONS AND TAXES

The fund intends to qualify to be treated each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. In order to qualify, a fund must satisfy certain income, diversification, and distribution requirements. A regulated investment company is not subject to U.S. federal income tax at the portfolio level on income and gains from investments that are distributed to shareholders. However, if a fund were to fail to qualify as a regulated investment company and were ineligible to or otherwise did not cure such failure, the result would be fund-level taxation and, consequently, a reduction in income available for distribution to the fund’s shareholders.

To the extent possible, all net investment income and realized capital gains are distributed to shareholders. Your share of the distributions is based on the number of shares of the fund outstanding on the record date. Therefore, if the fund has experienced a net redemption during the taxable period, your share of the distribution may be relatively higher due to the smaller number of shares outstanding on the record date. See also “Taxes on Fund Distributions” below.

Dividends and Other Distributions

Dividend and capital gain distributions are reinvested and treated as paid in additional fund shares. To the extent consented to by all shareholders, the fund may also make dividend distributions through consent dividends as provided by Section 561 of the Internal Revenue Code.

Any dividends or capital gains are declared and paid at least annually, usually in December, and additional declarations and payments may be made as determined by the fund, especially in connection with portfolio transitions. A shareholder must hold shares of the fund on the dividend record date in order to receive a dividend or capital gain payment.

Capital Gain Payments

A capital gain or loss is the difference between the purchase and sale price of a security. If a fund has net capital gains for the year (after subtracting any capital losses), they are usually declared and paid in December to shareholders of record on a specified date that month. If a second distribution is necessary, it is generally paid the following year. The fund may have to make additional capital gain distributions, if necessary, to comply with the applicable tax law.

The transition fund does not expect to distribute long-term capital gains to shareholders because any net capital gains are likely to occur during portfolio transitions and it does not expect the holding of portfolio securities during the transition period to satisfy the holding period requirements necessary to distribute long-term capital gains to shareholders.

Tax Information

In most cases, if required, you will be provided information for your tax filing needs no later than mid-February. Tax reporting is generally not required to be provided by the fund to T. Rowe Price Multi-Asset Products.

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Taxes on Fund Redemptions

When you sell shares in the fund, you may realize a gain or loss. An exchange from one fund to another in a taxable account is also a sale for tax purposes.

All or a portion of the loss realized from a sale or exchange of your fund shares may be disallowed under the “wash sale” rule if you purchase substantially identical shares within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are sold or exchanged. Shares of the same fund you acquire through dividend reinvestment are shares purchased for the purpose of the wash sale rule and may trigger a disallowance of the loss for shares sold or exchanged within the 61-day period of the dividend reinvestment. Any loss disallowed under the wash sale rule is added to the cost basis of the purchased shares.

Taxes on Fund Distributions

The transition fund generally intends to operate in a manner such that it will not be liable for federal income or excise taxes. To the extent the fund generates ordinary income or net capital gains from the portfolio transitions, the fund intends to distribute all income and gains to the T. Rowe Price Multi-Asset Products in connection with the portfolio transitions.

The tax status of any income dividends, dividends exempt from federal income taxes, and capital gain distributions will be made available generally no later than mid-February. Taxable distributions are generally taxable to you in the year in which they are paid. A dividend declared in October, November, or December and paid in the following January is generally treated as taxable to you as if you received the distribution in December. Your bond or money market fund dividends for each calendar year will include dividends accrued up to the first business day of the next calendar year. Ordinary dividends and capital gain dividends may also be subject to state and local taxes.

Taxable distributions reinvested in additional shares are subject to tax in the same way as if they were paid in cash.

The tax treatment of a capital gain distribution is determined by how long the fund held the portfolio securities, not how long you held the shares in the fund. Short-term (one year or less) capital gain distributions are taxable at the same rate as ordinary income, and gains on securities held more than one year are taxed at the lower rates applicable to long-term capital gains. If you realized a loss on the sale or exchange of fund shares that you held six months or less, your short-term capital loss must be reclassified as a long-term capital loss to the extent of any long-term capital gain distributions received during the period you held the shares. It is anticipated that substantially all of the distributions by the fund will consist primarily of dividends and not capital gain distributions.

The fund’s distributions that have exceeded the fund’s earnings and profits for the relevant tax year may be treated as a return of capital to its shareholders. A return of capital distribution is generally nontaxable but reduces the shareholder’s cost basis in the fund, and any return of capital in excess of the cost basis will result in a capital gain.

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The tax status of certain distributions may be recharacterized at year-end. Distributions made by the fund may later be recharacterized for federal income tax purposes—for example, from taxable ordinary income dividends to returns of capital.

If the fund qualifies and elects to pass through nonrefundable foreign income taxes paid to foreign governments during the year, your portion of such taxes will be reported to you as taxable income. However, you may be able to claim an offsetting credit or deduction on your tax return for those amounts. There can be no assurance that the fund will meet the requirements to pass through foreign income taxes paid.

Tax Consequences of Hedging

Entering into certain transactions involving options, futures, swaps, and forward currency exchange contracts may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. These provisions could result in a fund being required to distribute gains on such transactions even though it did not close the contracts during the year or receive cash to pay such distributions. The fund may not be able to reduce its distributions for losses on such transactions to the extent of unrealized gains in offsetting positions.

Tax Effect of Buying Shares Before an Income Dividend or Capital Gain Distribution

If you buy shares shortly before or on the “record date”—the date that establishes you as the person to receive the upcoming distribution—you may receive a portion of the money you just invested in the form of a taxable distribution. Therefore, you may wish to find out the fund’s record date before investing. In addition, the fund’s share price may, at any time, reflect undistributed capital gains or income and unrealized appreciation, which may result in future taxable distributions. Such distributions can occur even in a year when the fund has a negative return.

Other Unusual Tax Consequences

Because the transition fund’s primary investment objective is to facilitate portfolio transactions, it may present unique tax issues for shareholders that are not typical of an investment in a traditional fund that maintains a portfolio of securities for its ongoing investment business. For example, due to portfolio transitions, the fund may experience an “ownership change” more frequently than a traditional fund. Under Section 382 of the Internal Revenue Code, an ownership change generally results when the shareholders owning 5% or more of the fund increase their aggregate holdings by more than 50 percentage points over a three-year period. The amount of capital losses that can be carried forward and used in any single year may be limited if a fund experiences an ownership change.

RIGHTS RESERVED BY THE FUNDS

T. Rowe Price Funds and their agents, in their sole discretion, reserve the following rights: (1) to waive or lower investment minimums; (2) to accept initial purchases by telephone; (3) to

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refuse any purchase or exchange order; (4) to cancel or rescind any purchase or exchange order placed through an intermediary no later than the business day after the order is received by the intermediary (including, but not limited to, orders deemed to result in excessive trading, market timing, or 5% ownership); (5) to cease offering fund shares at any time to all or certain groups of investors; (6) to freeze any account and suspend account services when notice has been received of a dispute regarding the ownership of the account, or a legal claim against an account, upon initial notification to T. Rowe Price of a shareholder’s death until T. Rowe Price receives required documentation in correct form, or if there is reason to believe a fraudulent transaction may occur; (7) to otherwise modify the conditions of purchase and modify or terminate any services at any time; (8) to waive any wire, small account, maintenance, or fiduciary fees charged to a group of shareholders; (9) to act on instructions reasonably believed to be genuine; (10) to involuntarily redeem an account at the net asset value calculated the day the account is redeemed, when permitted by law, including in cases of threatening or abusive conduct, suspected fraudulent or illegal activity, or if the fund or its agent is unable, through its procedures, to verify the identity of the person(s) or entity opening an account; and (11) for the money market funds, to suspend redemptions to facilitate an orderly liquidation.

The fund’s Statement of Additional Information, which contains a more detailed description of the fund’s operations, investment restrictions, policies, and practices, is incorporated by reference into this prospectus, which means that it is legally part of this prospectus even if you do not request a copy. Additional information about the fund’s investments is available in the fund’s annual and semi-annual reports to shareholders and in Form N-CSR. Except for money market funds, a fund’s annual report contains a discussion of the market conditions and investment strategies that significantly affected the fund’s performance during its last fiscal year. For all shareholder reports issued after July 24, 2024, the fund’s annual and semi-annual financial statements will only be available in Form N-CSR. Because the fund is not publicly available for purchase, these documents are not made available through troweprice.com.

Annual and semi-annual shareholder reports and other fund information are available on the EDGAR Database on the SEC’s internet site at sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov.

1940 Act File No. 811-08279	F1398-040 5/1/24

PART C

OTHER INFORMATION

Item 28. Exhibits

(a)(1) Articles of Incorporation of Registrant, dated January 23, 1997 (electronically filed with the initial Registration Statement dated August 15, 1997)

(a)(2) Articles of Amendment of Registrant, on behalf of the Registrant, T. Rowe Price Reserve Investment Fund, and T. Rowe Price Government Reserve Investment Fund, dated March 7, 2001 (electronically filed with Amendment No. 5, dated September 21, 2001)

(a)(3) Articles Supplementary of Registrant, on behalf of T. Rowe Price Reserve Investment Fund and T. Rowe Price Government Reserve Investment Fund, dated June 30, 2005 (electronically filed with Amendment No. 9, dated September 26, 2005)

(a)(4) Articles Supplementary of Registrant, on behalf of T. Rowe Price Reserve Investment Fund and T. Rowe Price Government Reserve Investment Fund, dated February 9, 2007 (electronically filed with Amendment No. 11 dated September 21, 2007)

(a)(5) Articles Supplementary of Registrant, on behalf of T. Rowe Price Reserve Investment Fund and T. Rowe Price Government Reserve Investment Fund, dated April 24, 2012 (electronically filed with Amendment No. 18 dated September 27, 2012)

(a)(6) Articles Supplementary of Registrant, on behalf of T. Rowe Price Short-Term Government Reserve Fund and T. Rowe Price Short-Term Reserve Fund, dated July 25, 2012 (electronically filed with Amendment No. 19 dated December 17, 2012)

(a)(7) Articles of Amendment of Registrant, on behalf of T. Rowe Price Treasury Reserve Fund and T. Rowe Price Government Reserve Fund, dated July 20, 2016 (electronically filed with Amendment No. 24 dated September 28, 2016)

(a)(8) Articles of Amendment of Registrant, on behalf of T. Rowe Price Short-Term Government Fund and T. Rowe Price Short-Term Fund, dated July 20, 2016 (electronically filed with Amendment No. 24 dated September 28, 2016)

(a)(9) Articles Supplementary of Registrant, on behalf of T. Rowe Price Transition Fund, dated October 2, 2020 (electronically filed with Amendment No. 30 dated October 16, 2020)

(b) By-Laws of Registrant, as amended July 21, 1999, March 7, 2001, February 5, 2003, April 21, 2004, February 8, 2005, July 22, 2008, October 17, 2011, July 25, 2018, and July 25, 2022 (electronically filed with Amendment No. 35 dated September 29, 2022)

(c) See Article SIXTH, Capital Stock, subparagraphs (b)-(g) of the Articles of Incorporation and Article II, Shareholders, in its entirety, and Article VIII, Capital Stock, in its entirety, of the By-Laws

(d)(1) Investment Management Agreement between Registrant, on behalf of Reserve Investment Fund, and T. Rowe Price Associates, Inc., dated February 4, 1997 (electronically filed with the initial Registration Statement dated August 15, 1997)

(d)(2) Investment Management Agreement between Registrant, on behalf of Government Reserve Investment Fund, and T. Rowe Price Associates, Inc., dated February 4, 1997 (electronically filed with the initial Registration Statement dated August 15, 1997)

(d)(3) Investment Management Agreement between Registrant, on behalf of T. Rowe Price Short-Term Government Reserve Fund, and T. Rowe Price Associates, Inc., dated October 17, 2011 (electronically filed with Amendment No. 19 dated December 17, 2012)

(d)(4) Investment Management Agreement between Registrant, on behalf of T. Rowe Price Short-Term Reserve Fund, and T. Rowe Price Associates, Inc., dated October 17, 2011 (electronically filed with Amendment No. 19 dated December 17, 2012)

(d)(5) Investment Management Agreement between Registrant, on behalf of T. Rowe Price Transition Fund, and T. Rowe Price Associates, Inc., dated September 29, 2020 (electronically filed with Amendment No. 30 dated October 16, 2020)

(e)(1) Underwriting Agreement between the Registrant and T. Rowe Price Investment Services, Inc., dated February 4, 1997 (electronically filed with Amendment No. 9 dated September 26, 2005)

(e)(2) Amendment to Underwriting Agreements between Each of the T. Rowe Price Funds as set forth on Schedule A and T. Rowe Price Investment Services, Inc., dated February 6, 2017 (electronically filed with Amendment No. 27, dated September 26, 2018)

(f) Inapplicable

(g) Custody Agreements

(g)(1) Custodian Agreement between T. Rowe Price Funds and State Street Bank and Trust Company, dated January 28, 1998, as amended November 4, 1998, April 21, 1999, February 9, 2000, April 19, 2000, July 18, 2000, October 25, 2000, February 7, 2001, June 7, 2001, July 24, 2001, April 24, 2002, July 24, 2002, September 4, 2002, July 23, 2003, October 22, 2003, February 4, 2004, September 20, 2004, March 2, 2005, April 19, 2006, July 19, 2006, October 18, 2006, April 24, 2007, June 12, 2007, July 24, 2007, October 23, 2007, February 6, 2008, July 22, 2008, October 21, 2008, April 22, 2009, August 28, 2009, October 20, 2009, February 10, 2010, April 29, 2010, July 6, 2010, July 21, 2010, October 21, 2010, April 15, 2011, April 20, 2011, October 17, 2011, February 9, 2012, April 24, 2012, September 9, 2012, November 7, 2012, March 14, 2013, April 4, 2013, April 22, 2013, July 1, 2013, July 24, 2013, February 4, 2014, March 19, 2014, May 14, 2014, June 5, 2014, August 5, 2014, November 21, 2014, June 8, 2015, July 16, 2015, July 30, 2015, July 31, 2015, August 3, 2015, September 16, 2015, September 18, 2015, October 27, 2015, February 23, 2016, April 8, 2016, May 2, 2016, July 12, 2016, August 1, 2016, October 3, 2016, April 25, 2017, June 28, 2017, July 24, 2017, August 10, 2017, September 15, 2017, October 30, 2017, February 5, 2018, August 9, 2018, April 5, 2019, April 15, 2019, August 26, 2019, November 15, 2019, February 13, 2020, October 16, 2020, November 20, 2020, February 4, 2021, May 1, 2023, September 15, 2023, and December 1, 2023

(h) Other Agreements

(h)(1) Transfer Agency and Service Agreement between T. Rowe Price Services, Inc. and T. Rowe Price Funds, dated January 1, 2024, as amended March 1, 2024

(h)(2) Agreement between T. Rowe Price Associates, Inc. and T. Rowe Price Funds for Fund Accounting Services, dated January 1, 2014, as amended February 4, 2014, April 29, 2014, November 1, 2014, December 29, 2014, January 20, 2015, July 1, 2015, and July 27, 2015 (electronically filed with Amendment No.23, dated April 29, 2016)

(h)(3) Agreement between T. Rowe Price Associates, Inc. and the T. Rowe Price Funds for Fund Accounting and Related Administrative Services, dated August 1, 2015, as amended November 3, 2015, April 27, 2016, July 19, 2016, August 1, 2016, October 25, 2016, April 18, 2017, July 17, 2017, October 30, 2017, August 9, 2018, August 1, 2019, June 5, 2020, and October 5, 2020 (electronically filed with Amendment No. 32 dated September 28, 2021)

(h)(4) Agreement between T. Rowe Price Associates, Inc. and the T. Rowe Price Funds for Fund Accounting and Related Administrative Services, dated January 4, 2021 (electronically filed with Amendment No. 32 dated September 28, 2021)

(h)(5) Amended and Restated Agreement between T. Rowe Price Associates, Inc. and the T. Rowe Price Funds for Fund Accounting and Related Administrative Services, dated February 1, 2024, as amended March 1, 2024

(h)(6) Fund Accounting Agreement between T. Rowe Price Funds, T. Rowe Price Associates, Inc. and The Bank of New York Mellon, dated August 1, 2015, as amended December 9, 2015, February 23, 2016, April 27, 2016, April 30, 2016, July 19, 2016, August 1, 2016, September 28, 2016, October 25, 2016, December 22, 2016, May 9, 2017, July 17, 2017, October 1, 2017, October 30, 2017, June 21, 2018, June 22, 2018, October 1, 2018, November 27, 2018, August 26, 2019, June 5, 2020, October 5, 2020, January 4, 2021, September 1, 2021, June 23, 2022, August 31, 2022, November 16, 2022, May 15, 2023, July 5, 2023, September 1, 2023, November 13, 2023, December 15, 2023, January 2, 2024, and February 8, 2024

(h)(7) Fund Accounting Agreement Side Letter between T. Rowe Price Associates, Inc. and the T. Rowe Price Funds in connection with the Fund Accounting Agreement between the T. Rowe Price Funds, T. Rowe Price Associates, Inc. and The Bank of New York Mellon dated February 28, 2017, as amended April 18, 2017, July 17, 2017, October 30, 2017, August 9, 2018, August 30, 2019, June 5, 2020, October 5, 2020, January 4, 2021, and September 1, 2021 (electronically filed with Amendment No. 37 dated September 28, 2023)

(i) Inapplicable

(j) Power of Attorney

(k) Inapplicable

(l) Inapplicable

(m) Inapplicable

(n) Inapplicable

(p) Code of Ethics and Conduct, dated February 1, 2023

Item 29. Persons Controlled by or Under Common Control With Registrant

None

Item 30. Indemnification

The Registrant maintains comprehensive Errors and Omissions and Officers and Directors insurance policies written by ICI Mutual. These policies provide coverage for T. Rowe Price Associates, Inc. (“Manager”), and its subsidiaries and affiliates as listed in Item 31 of this Registration Statement and all other investment companies in the T. Rowe Price family of mutual funds. In addition to the corporate insureds, the policies also cover the officers, directors, and employees of the Manager, its subsidiaries, and affiliates. The premium is allocated among the named corporate insureds in accordance with the provisions of Rule 17d-1(d)(7) under the Investment Company Act of 1940.

General. The Charter of the Corporation provides that to the fullest extent permitted by Maryland or federal law, no director or officer of the Corporation shall be personally liable to the Corporation or the holders of Shares for money damages and each director and officer shall be indemnified by the Corporation; provided, however, that nothing therein shall be deemed to protect any director or officer of the Corporation against any liability to the Corporation of the holders of Shares to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Article X, Section 10.01 of the Registrant’s By-Laws provides as follows:

Section 10.01. Indemnification and Payment of Expenses in Advance: The Corporation shall indemnify any individual (“Indemnitee”) who is a present or former director, officer, employee, or agent of the Corporation, or who is or has been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who, by reason of his position was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter collectively referred to as a “Proceeding”) against any judgments, penalties, fines, settlements, and reasonable expenses (including attorneys’ fees) incurred by such Indemnitee in connection with any Proceeding, to the fullest extent that such indemnification may be lawful under Maryland law. The Corporation shall pay any reasonable expenses so incurred by such Indemnitee in defending a Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment may be lawful under Maryland law. Subject to any applicable limitations and requirements set forth in the Corporation’s Articles of Incorporation and in these By-Laws, any payment of indemnification or advance of expenses shall be made in accordance with the procedures set forth in Maryland law.

Notwithstanding the foregoing, nothing herein shall protect or purport to protect any Indemnitee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office (“Disabling Conduct”).

Anything in this Article X to the contrary notwithstanding, no indemnification shall be made by the Corporation to any Indemnitee unless:

(a) there is a final decision on the merits by a court or other body before whom the Proceeding was brought that the Indemnitee was not liable by reason of Disabling Conduct; or

(b) in the absence of such a decision, there is a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, which determination shall be made by:

 (i) the vote of a majority of a quorum of directors who are neither “interested persons” of the Corporation as defined in Section 2(a)(19) of the Investment Company Act, nor parties to the Proceeding; or

 (ii) an independent legal counsel in a written opinion.

Anything in this Article X to the contrary notwithstanding, any advance of expenses by the Corporation to any Indemnitee shall be made only upon the undertaking by such Indemnitee to repay the advance unless it is ultimately determined that such Indemnitee is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Indemnitee provides a security for his undertaking; or

(b) the Corporation shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Indemnitee will ultimately be found entitled to indemnification, which determination shall be made by:

 (i) a majority of a quorum of directors who are neither “interested persons” of the Corporation as defined in Section 2(a)(19) of the Investment Company Act, nor parties to the Proceeding; or

 (ii) an independent legal counsel in a written opinion.

Section 10.02. Insurance of Officers, Directors, Employees, and Agents. To the fullest extent permitted by applicable Maryland law and by Section 17(h) of the Investment Company Act of 1940, as from time to time amended, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31. Business and Other Connections of Investment Manager

T. Rowe Price Group, Inc. (T. Rowe Price Group), is a Maryland corporation formed in 2000 as a holding company for the T. Rowe Price affiliated companies. T. Rowe Price Group is an independent asset management firm that is committed to serving the needs of investors worldwide. T. Rowe Price Group owns 100% of the stock of T. Rowe Price Associates, Inc. and is the direct or indirect owner of multiple subsidiaries.

T. Rowe Price Associates, Inc. (Price Associates), a wholly owned subsidiary of T. Rowe Price Group, was incorporated in Maryland in 1947. Price Associates serves as investment adviser to individual and institutional investors, including managing private counsel client accounts, serving as adviser and subadviser to U.S. and foreign registered investment companies, providing investment advice to T. Rowe Price Trust Company, as trustee of several Maryland-registered domestic common trust funds, and serving as adviser to private investment funds. Price Associates is registered with the Commodity Futures Trading Commission (CFTC) as a commodity pool operator and commodity trading advisor, and with the U.S. Securities and Exchange Commission (SEC) as an investment adviser under the Investment Advisers Act of 1940.

T. Rowe Price Investment Management, Inc. (Price Investment Management), a wholly owned subsidiary of Price Associates, was incorporated in Maryland in 2020. Price Investment Management serves as adviser to T. Rowe Price Trust Company, as trustee of several Maryland-registered domestic common trust funds, and provides investment management services to registered investment companies and other institutional investors. A Price Investment Adviser may delegate investment management responsibilities to Price Investment Management. Price Investment Management is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940.

T. Rowe Price International Ltd (Price International), a wholly owned subsidiary of Price Associates, was originally organized in 2000 as a United Kingdom limited company. Price International sponsors and serves as adviser and distributor to foreign collective investment schemes and is responsible for marketing and client servicing for Europe and the Middle East (EMEA) (ex-European Union (EU), Switzerland and European Economic Area (EEA)) clients. Price International serves as adviser to T. Rowe Price Trust Company, as trustee of several Maryland-registered domestic common trust funds, and provides investment management services to registered investment companies and other institutional investors. Price International may delegate investment management responsibilities to Price Associates, T. Rowe Price Hong Kong Limited, T. Rowe Price Singapore Private Ltd., T. Rowe Price Australia Limited, and/or T. Rowe Price Japan, Inc. (each, including Price International, shall hereinafter referred to as a “Price Investment Adviser”), and a Price Investment Adviser may delegate investment management responsibilities to Price International. Price International is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and is also authorized and regulated by the United Kingdom Financial Conduct Authority and licensed by other global regulators.

T. Rowe Price Australia Limited (Price Australia), a wholly owned subsidiary of Price International, was organized as an Australian public company limited by shares in 2017 and holds an Australian Financial Services License issued by the ASIC (for wholesale and retail clients with financial product). Price Australia is responsible for marketing and client servicing of clients based in Australia and New Zealand. Price Australia serves as adviser to T. Rowe Price Trust Company, as trustee, of several Maryland-registered domestic common trust funds, and serves as an adviser and subadviser to registered investment companies, institutional clients, and certain commingled products. Price Australia may delegate investment management responsibilities to a Price Investment Adviser, and a Price Investment Adviser may delegate investment management responsibilities to Price Australia. Price Australia is the investment manager of the T. Rowe Price Australian Unit Trusts and is also registered with the SEC as an investment adviser under the Investment Advisers Act of 1940.

T. Rowe Price Hong Kong Limited (Price Hong Kong), a wholly owned subsidiary of Price International, was organized as a Hong Kong limited company in 2010. Price Hong Kong is responsible for marketing and client servicing of clients based in Hong Kong and certain Asian countries. Price Hong Kong serves as adviser to T. Rowe Price Trust Company, as trustee of several Maryland-registered domestic common trust funds, and serves as an adviser and subadviser to registered investment companies, institutional clients, and certain commingled products. Price Hong Kong also serves as a sub-distributor of collective investment schemes domiciled in Luxembourg. Price Hong Kong may delegate investment management responsibilities to a Price Investment Adviser, and a Price Investment Adviser may delegate investment management responsibilities to Price Hong Kong. Price Hong Kong is licensed with the Securities and Futures Commission of Hong Kong and is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940.

T. Rowe Price Japan, Inc. (Price Japan), a wholly owned subsidiary of Price International, was organized as a Japanese private company in 2017. Price Japan is responsible for marketing and client servicing of clients based in Japan. Price Japan serves as adviser to T. Rowe Price Trust Company, as trustee of several Maryland-registered domestic common trust funds and serves as an adviser and subadviser to registered investment companies, institutional clients, and certain commingled products. Price Japan may delegate investment management responsibilities to a Price Investment Adviser, and a Price Investment Adviser may delegate investment management responsibilities to Price Japan. Price Japan is registered with the Japan Financial Services Agency as a Financial Instruments Business Operator with permission to conduct investment management and advisory businesses, and with the SEC as an investment adviser under the Investment Advisers Act of 1940.

T. Rowe Price Singapore Private Ltd. (Price Singapore), a wholly owned subsidiary of Price International, was organized as a Singapore limited private company in 2010. Price Singapore is responsible for marketing and client servicing of clients based in Singapore and certain other Asian countries. Price Singapore serves as adviser to T. Rowe Price Trust Company, as trustee of several Maryland-registered domestic common trust funds, and serves as an adviser and subadviser to registered investment companies, institutional clients, and certain commingled products. Price Singapore also serves as a sub-distributor of collective investment schemes domiciled in Luxembourg. Price Singapore may delegate investment management responsibilities to a Price Investment Adviser, and a Price Investment Adviser may delegate investment management responsibilities to Price Singapore. Price Singapore holds a Capital Markets Service License in Fund Management with the Monetary Authority of Singapore and is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940.

Directors of T. Rowe Price Group

Listed below are the directors and executive officers of T. Rowe Price Group who have other substantial businesses, professions, vocations, or employment aside from their association with Price Associates. The business address for each is 100 East Pratt Street, Baltimore, MD 21202

Glenn R. August, Director of T. Rowe Price Group. Mr. August has been a director of T. Rowe Price Group, a vice president, and an employee since 2021. He is the founder and chief executive officer of Oak Hill Advisors, L.P. (OHA), an alternative investment firm specializing in performing and distressed credit investments, which was acquired by, and operates as a standalone business within, T. Rowe Price Group. Mr. August is a member of the Management Committee. Prior to founding OHA, and cofounding its predecessor investment firm in 1987, Mr. August worked at Morgan Stanley in New York and London. Mr. August earned a B.S. in industrial and labor relations from Cornell University and an M.B.A. from Harvard Business School, where he was a Baker Scholar. Mr. August is a member of the board of directors of Lucid Group, Inc., where he serves on the audit, nominating/corporate governance, and pricing committees, as well as a member of the board of directors for MultiPlan, Inc., where he serves on the nominating/corporate governance committee. He is a member of the board of trustees of Horace Mann School, where he co-chairs the investment committee and serves on the executive committee. He is a member of the board of trustees of The Mount Sinai Medical Center, where he serves on the finance, human capital management, and IT committees. He is a member of the board of directors of Partnership for New York City and the 92nd Street Y, where he co-chairs the governance committee. Mr. August is also a member of the Council on Foreign Relations and the Akbank International Advisory Board. Mr. August offers the T. Rowe Price Group Board insight into the alternative investment area of our business based on his role at OHA and his decades long success in growing the OHA platform.

Mark S. Bartlett, Director of T. Rowe Price Group. Mr. Bartlett has been an independent director of T. Rowe Price Group since 2013 and serves as chair of the Audit Committee and as a member on the Executive Compensation and Management Development Committee. He was a partner at Ernst & Young, serving as managing partner of the firm’s Baltimore office and senior client service partner for the mid-Atlantic region. Mr. Bartlett began his career at Ernst & Young in 1972 until 2012 and has extensive experience in financial services, as well as other industries. Mr. Bartlett earned a B.S. in accounting from West Virginia University and attended the Executive Program at the Kellogg School of Business at Northwestern University. He also earned the designation of certified public accountant. Mr. Bartlett is a member of the board of directors, chair of the audit committee, and a member of the compensation committee of WillScot Mobile Mini Holdings Corp. He is also a member of the board of directors and the audit committees of FTI Consulting, Inc., and Zurn Water Solutions Corp., and also serves as Zurn Water Solutions Corp.’s lead independent director. Mr. Bartlett offers the T. Rowe Price Group Board additional perspective on mergers and acquisitions, significant accounting and financial reporting experience as well as expertise in the accounting-related rules and regulations of the SEC from his experience as a partner of a multinational audit firm. He has extensive finance knowledge, with a broad range of experience in financing alternatives, including the sale of securities, debt offerings, and syndications.

William P. Donnelly, Director of T. Rowe Price Group. Mr. Donnelly has been an independent director of T. Rowe Price Group since 2023 and serves as a member on the Audit Committee and the Executive Compensation and Management Development Committee. Mr. Donnelly was the executive vice president responsible for finance, investor relations, supply chain and information technology of Mettler-Toledo International Inc. from 2014 until his retirement in 2018. From 1997 to 2002 and from 2004 to 2014, Mr. Donnelly served as Mettler-Toledo’s chief financial officer. From 2002 to 2004, he served as division head of Mettler-Toledo’s product inspection and certain lab businesses. From 1993 to 1997, Mr. Donnelly served in various senior financial roles, including chief financial officer, of Elsag Bailey Process Automation, NV and prior to that, he was an auditor with PricewaterhouseCoopers LLP from 1983 to 1993. Mr. Donnelly received a B.S. in business administration from John Carroll University. Mr. Donnelly serves on the board of directors of Ingersoll Rand, Inc., where he serves as the lead independent director, the chair of the nominating and corporate governance committee and a member of the audit committee, and on the board of directors of Quanterix Corporation. Mr. Donnelly brings to the T. Rowe Price Group Board substantial expertise with respect to the corporate finance, operations, information technology and mergers and acquisitions gained throughout his career as executive vice president and chief financial officer of a public company.

Dina Dublon, Director of T. Rowe Price Group. Ms. Dublon has been an independent director of T. Rowe Price Group since 2019 and serves as a member on the Audit Committee and the Executive Compensation and Management Development Committee. She was the executive vice president and chief financial officer of JPMorgan Chase & Co., a financial services company, from 1998 to 2004. Ms. Dublon previously held numerous positions at JPMorgan Chase & Co. and its predecessor companies, including corporate treasurer, managing director of the financial institutions’ division, and head of asset liability management. Ms. Dublon earned a B.A. in economics and mathematics from Hebrew University of Jerusalem and an M.S. from Carnegie Mellon University. Ms. Dublon has been a member of the board of directors of PepsiCo, Inc., since 2005, where she serves as a member of the sustainability, diversity, and public policy committee and the compensation committee. She previously served as chair of the audit committee and the sustainability and public policy committees. She serves as a member of the independent audit quality committee of Ernst & Young USA, since 2020, and is chair of the board of advisors of Columbia University’s Mailman School of Public Health. She also serves on the boards of the Hastings Center and Westchester Land Trust. From 2020 to 2023, she served as a member on the board of directors of Motive Capital Corp. I and II, as chair of the audit committees and as a member of the compensation and nominations and governance committees. From 2002 to 2017, Ms. Dublon served as a director of Accenture PLC; from 2013 to 2018, as a director of Deutsche Bank AG; from 2005 to 2014, as a director of Microsoft Corporation; and from 1999 to 2002, as a director of Hartford Financial Services Group, Inc. She previously served on the faculty of Harvard Business School and on the boards of several non-profit organizations, including the Women’s Refugee Commission and Global Fund for Women. Ms. Dublon brings to the T. Rowe Price Group Board significant governance experience from serving on the boards of global companies, accounting and financial reporting experience, as well as substantial expertise with respect to the financials sector, mergers and acquisitions, global markets, public policy, and corporate finance gained throughout her career in the financial services industry, particularly her role as executive vice president and chief financial officer of a major financial institution.

Freeman A. Hrabowski, III, Director of T. Rowe Price Group. Dr. Hrabowski has been an independent director of T. Rowe Price Group since 2013 and serves as chair of the Nominating and Corporate Governance Committee and as a member on the Executive Compensation and Management Development Committee. He is the former president of the University of Maryland, Baltimore County, a position he held from 1992 to 2022. His research and publications focus on science and math education, with special emphasis on minority participation and performance. Dr. Hrabowski is also a leading advocate for broadening participation in higher education. He serves as a consultant to the National Science Foundation, the National Institutes of Health, the National Academies, and universities and school systems nationally. Dr. Hrabowski earned a B.A. in mathematics from Hampton University and an M.A. in mathematics and a Ph.D. in higher education administration and statistics from the University of Illinois at Urbana-Champaign. Dr. Hrabowski is a member of the board of directors and a member of the corporate and governance committee of McCormick & Company, Inc. He also served on the board of Constellation Energy Group, Inc., until 2012. Dr. Hrabowski brings to the T. Rowe Price Group Board valuable strategic and management leadership experience from his role as president of UMBC, as well as his extensive knowledge and dedication to greater education and workforce development. He also contributes corporate governance oversight from his experience serving as a director on other public company boards.

Robert F. MacLellan, Director of T. Rowe Price Group. Mr. MacLellan has been an independent director of T. Rowe Price Group since 2010 and serves as chair of the Executive Compensation and Management Development Committee and as a member on the Audit Committee and Executive Committee. He is the nonexecutive chair of Northleaf Capital Partners, an independent global private markets fund manager and advisor. Mr. MacLellan served as chief investment officer of TD Bank Financial Group (TDBFG) from 2003 to 2009, where he was responsible for overseeing the management of investments for its Employee Pension Fund, The Toronto-Dominion Bank, TD Mutual Funds, and TD Capital Group. Earlier in his career, he was managing director of Lancaster Financial Holdings, a merchant banking group acquired by TDBFG in March 1995. Prior to that, Mr. MacLellan was vice president and director at McLeod Young Weir Limited (Scotia McLeod) and a member of the corporate finance department responsible for many corporate underwritings and financial advisory assignments. Mr. MacLellan earned a B.Com. from Carleton University and an M.B.A. from Harvard Business School. He also earned the designation of certified public accountant. Mr. MacLellan is the non-executive chair of the board of directors and a member of the technology committee of Magna International, Inc., a public company based in Aurora, Ontario. From 2012 to 2018, he was the chair of the board of Yellow Media, Inc., a public company based in Montreal. Mr. MacLellan brings substantial experience and perspective to the T. Rowe Price Group Board with respect to the financial services industry, particularly his expertise with respect to investment-related matters, including those relating to the mutual fund industry and the institutional management of investment funds, based on his tenure as chief investment officer of a major financial institution. He also brings an international perspective to the T. Rowe Price Group Board as well as significant accounting and financial reporting experience.

Eileen P. Rominger, Director of T. Rowe Price Group. Ms. Rominger has been an independent director of T. Rowe Price Group since 2021 and serves as a member on the Executive Compensation and Management Development Committee and the Nominating and Corporate Governance Committee. She was a senior advisor to CamberView Partners, LLC, a provider of investor-led advice for management and boards of public companies on shareholder engagement and corporate governance, from 2013 to 2018. Ms. Rominger also was the director of the Division of Investment Management at the U.S. Securities and Exchange Commission from 2011 to 2012 and was the global chief investment officer from 2008 to 2011 and a partner from 2004 to 2011 at Goldman Sachs Asset Management. She began her career in 1981 at Oppenheimer Capital, where she worked for 18 years as a securities analyst and then as an equity portfolio manager, serving as a managing director and a member of the executive committee. Ms. Rominger earned a B.A. in English from Fairfield University and an M.B.A. in finance from University of Pennsylvania, The Wharton School. Ms. Rominger served as a member of the board of directors of Swiss Re from 2018 to 2020 and served as a director on several of its subsidiaries until 2022. She previously served on the boards of directors of Permal Asset Management, Inc., a private company, from 2012 to 2013. Ms. Rominger brings a broad range of valuable leadership and investment management experience to the T. Rowe Price Group Board. She also has extensive experience with complex issues relevant to the Company’s business, including budget and fiscal responsibility, economic, regulatory policy, and women’s issues.

Robert W. Sharps, Director of T. Rowe Price Group. Mr. Sharps has been a director of T. Rowe Price Group since 2021. He is the chief executive officer and president of T. Rowe Price Group, and chair of the company’s Executive, Management, and Management Compensation and Development Committees. Mr. Sharps has been with T. Rowe Price since 1997, beginning as an analyst specializing in financial services stocks, including banks, asset managers, and securities brokers, in the U.S. Equity Division. He was the lead portfolio manager of the Institutional Large-Cap Growth Equity Strategy from 2001 to 2016. In 2016, Mr. Sharps stepped down from portfolio management to assume an investment leadership position as co-head of Global Equity, at which time he joined the Management Committee. He was head of Investments and group chief investment officer from 2017 to 2021. In February 2021, Mr. Sharps became president of T. Rowe Price Group and then chief executive officer in January 2022. Prior to T. Rowe Price, he completed an internship as an equity research analyst at Wellington Management. Mr. Sharps also was employed by KPMG Peat Marwick as a senior management consultant, where he focused on corporate transactions, before leaving to pursue his M.B.A. in 1995. Rob earned a B.S., summa cum laude, in accounting from Towson University and an M.B.A. in finance from the University of Pennsylvania, The Wharton School. He also has earned the Chartered Financial Analyst® designation. Mr. Sharps currently serves on the Board of the Baltimore Curriculum Project. He previously served on the St. Paul’s School Board of Trustees and was chair of the

Investment Committee from July 2015 to June 2020. He also spent six years on Towson University’s College of Business and Economics Alumni Advisory Board. Mr. Sharps brings to the T. Rowe Price Group Board insight into the critical investment component of T. Rowe Price Group’s business based on the leadership roles he has held in the Equity Division of Price Associates and his 20-year career with the Company.

Cynthia Smith, Director of T. Rowe Price Group. Ms. Smith has been an independent director of T. Rowe Price Group since 2023 and serves as a member on the Audit Committee and the Executive Compensation and Management Development Committee. Ms. Smith is the senior vice president for regional business and distribution development of MetLife, Inc. (MetLife), one of the world’s leading financial services companies, providing insurance, annuities, employee benefits, and asset management, since 2016, and has been with MetLife since 1993. Previously, Ms. Smith served as vice president of: the customer unit (Midwest) in MetLife’s group benefits national accounts organization; the group, voluntary & worksite sales regional market (Southeast region); MetLife’s executive benefits sales organization; group insurance underwriting; strategic planning for the institutional business organization; and institutional business service, operations, and underwriting. Additionally, she held a variety of roles in MetLife’s finance organization, including chief financial officer of sales and service and the institutional financial planning officer. Ms. Smith earned a B.A. in accounting from Aurora University and an M.B.A. with a concentration in information technology from Benedictine University. She is a certified management accountant and a graduate of the executive management program at Smith College. Ms. Smith is a member of the boards of directors for Versant Health, a wholly owned subsidiary of MetLife, and MetLife Legal Plans, Inc., which is also owned by MetLife. Ms. Smith brings to the T. Rowe Price Group Board a broad range of valuable financial management and investment management experience, along with a deep understanding of how investment products are distributed to clients. She also has extensive experience with complex issues relevant to the Company’s business, including budget and fiscal responsibility, client experience and women’s issues.

Robert J. Stevens, Director of T. Rowe Price Group. Mr. Stevens has been an independent director of T. Rowe Price Group since 2019 and serves as a member on the Executive Compensation and Management Development Committee and the Nominating and Corporate Governance Committee. He was the chairman, president, and chief executive officer of Lockheed Martin Corporation, an American aerospace, defense, arms, security, and advanced technologies company, from 2005 to 2012, and served as executive chairman in 2013. He also served as Lockheed Martin’s chief executive officer from August 2004 through 2012. Previously, Mr. Stevens held a variety of increasingly responsible executive positions with Lockheed Martin, including president and chief operating officer, chief financial officer, and head of strategic planning. Mr. Stevens earned a B.A. in psychology from Slippery Rock University of Pennsylvania, an M.S. in industrial engineering and management from the New York University Tandon School of Engineering, and an M.S. in business from Columbia University. Mr. Stevens serves on the advisory board of the Marine Corps Scholarship Foundation and is a member of the Council on Foreign Relations. From 2002 to 2018, he was the lead independent director of Monsanto Corporation, where he also served as the chair of the nominating and corporate governance committee and a member of the audit committee. Mr. Stevens served as a director of United States Steel Corporation from 2015 to 2018, where he was on the corporate governance and public policy committee and the compensation and organization committee. Mr. Stevens brings to the T. Rowe Price Group Board significant executive management experience. He also adds additional perspective to the T. Rowe Price Group Board regarding financial matters, mergers and acquisitions, strategic leadership, and international operational experience based on his tenure as chief executive officer of a publicly traded, multinational corporation.

William Stromberg, Director of T. Rowe Price Group. Mr. Stromberg has been a director of T. Rowe Price Group since 2016 and currently serves as the non-executive chair of the Board and as a member of the Executive Committee. He served as the chief executive officer of T. Rowe Price Group from 2016 to 2021 and was its president from 2016 to February 2021. Prior to that, Mr. Stromberg was the Head of Equity from 2009 to 2015 and the head of U.S. Equity from 2006 to 2009. He also served as a director of Equity Research (1996 to 2006), as a portfolio manager of the Capital Opportunity Fund (2000 to 2007) and the Dividend Growth Fund (1992 to 2000), and as an equity investment analyst (1987 to 1992). Prior to joining the firm in 1987, he was employed by Westinghouse Defense as a systems engineer. Mr. Stromberg earned a B.A. in engineering from Johns Hopkins University and an M.B.A. from the Tuck School of Business at Dartmouth. Mr. Stromberg also has earned the Chartered Financial Analyst Designation. Mr. Stromberg is a member of the board of directors, chair of the talent, culture and compensation committee, and a member of the audit committee of GE HealthCare Technologies, Inc. He also serves on the Johns Hopkins University board of trustees and is the chair of the investment committee, and is chair of the Hopkins Whiting School of Engineering advisory council. Mr. Stromberg serves as a member of the board of the Greater Baltimore Committee (2018 to present) and the Greater Washington Partnership (2017 to Present). Mr. Stromberg previously served nine years on the Catholic Charities board of trustees, with two years as board president. Mr. Stromberg brings to the T. Rowe Price Group Board insight into the critical investment component of T. Rowe Price Group’s business based on the leadership roles he has held in the Equity division of T. Rowe Price Group and his 34-year career with the Company.

Sandra S. Wijnberg, Director of T. Rowe Price Group, Inc. Ms. Wijnberg has been an independent director of T. Rowe Price Group since 2016 and serves as a member on the Audit Committee and the Executive Compensation and Management Development Committee. She was an executive advisor of Aquiline Holdings LLC, a registered investment advisory firm from 2015 to early 2019, where she previously served as a partner and chief administrative officer from 2007 to 2014. Previously, Ms. Wijnberg served as the senior vice president and chief financial officer of Marsh & McLennan Companies, Inc., and was treasurer and interim chief financial officer of YUM! Brands, Inc. Prior to that, she held financial positions with PepsiCo, Inc., and worked in investment banking at Morgan Stanley. In addition, from 2014 through 2015, Ms. Wijnberg was deputy head of mission for the Office of the Quartet, a development project under the auspices of the United Nations. Ms. Wijnberg earned a B.A. in English literature from the University of California, Los Angeles, and an M.B.A. from the University of Southern California’s Marshall School of Business, for which she is a member of the board of leaders. Ms. Wijnberg is a member of the board of directors, chair of the audit committee, and a member of the nominating and corporate governance committee of Automatic Data Processing, Inc. She is a member of the board of directors, chair of the audit committee, and a member of the finance committee of Cognizant Technology Solutions Corp. She is a member of the board of directors, the lead director, the chair of the audit committee, and a member of the nominating and corporate governance committee of Hippo Holdings Inc. From 2003 to 2016, Ms. Wijnberg served on the board of directors of Tyco International, PLC, and from 2007 to 2009, she served on the board of directors of TE Connectivity, Ltd. She is also a director of Seeds of Peace and is a trustee of the John Simon Guggenheim Memorial Foundation. Ms. Wijnberg brings to the T. Rowe Price Group Board a global perspective along with substantial financials sector, corporate finance, and management experience, based on her roles at Aquiline Capital Partners, Marsh & McLellan, and YUM! Brands, Inc.

Alan D. Wilson, Director of T. Rowe Price Group. Mr. Wilson has been an independent director of T. Rowe Price Group since 2015 and serves as a member of the Executive Committee, the Executive Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee and is also the lead independent director of the Board. He was executive chair of McCormick & Company, Inc., a global leader in flavor, seasonings and spices, and held many executive management roles, including chair, president, and chief executive officer from 2008 to 2016. Mr. Wilson earned a B.S. in communications from the University of Tennessee. He attended school on a R.O.T.C. scholarship and, following college, served as a U.S. Army captain, with tours in the United States, United Kingdom, and Germany. Mr. Wilson is the non-executive chair and a member of the board of directors of Westrock Company and is the chair of the executive committee and a member of the finance and nominating and corporate governance committees. He serves as vice chair for the University of Tennessee’s foundation, and as a member of the University of Tennessee’s Business School advisory board. Mr. Wilson brings to the T. Rowe Price Group Board significant executive management experience, having led a publicly traded, multinational company. He also adds additional perspective regarding matters relating to general management, strategic leadership, and financial matters.

The following are directors or executive officers of T. Rowe Price Group and/or the investment advisers to the Price Funds:

Name	Company Name	Position Held With Company
Philippe Ayral	T. Rowe Price Group	Vice President
	Price Japan	Director
Vice President
Emma Beal	T. Rowe Price Group	Vice President

	Price International	Director
Vice President
Assistant Secretary

	Price Hong Kong	Vice President

	Price Singapore	Vice President
Armando (Dino) Capasso	T. Rowe Price Group	Vice President
	Price Associates	Chief Compliance Officer
Vice President
	Price Investment Management	Chief Compliance Officer
Vice President

	Price International	Vice President

Elsie Oi Sze Chan	T. Rowe Price Group	Vice President

	Price International	Vice President
	Price Australia	Director

	Price Hong Kong	Director
Vice President
Responsible Officer

	Price Japan	Director
	Price Singapore	Director

Name	Company Name	Position Held With Company
Riki Chao	T. Rowe Price Group	Vice President

	Price Australia	Chief Compliance Officer

	Price Hong Kong	Chief Compliance Officer
Vice President
	Price Japan	Chief Compliance Officer
Vice President

	Price Singapore	Chief Compliance Officer

Archibald Ciganer Albeniz	T. Rowe Price Group	Vice President
	Price Japan	Director
Vice President
Jennifer B. Dardis	T. Rowe Price Group	Chief Financial Officer
Treasurer
Vice President
	Price Associates	Director
Vice President
	Price Investment Management	Director
Treasurer
Kuniaki Doi	T. Rowe Price Group	Vice President
	Price Japan	Director
Vice President
Anthony Gallo	T. Rowe Price Group	Chief Risk Officer
Vice President
	Price Associates	Vice President

Darren R. Hall	T. Rowe Price Group	Vice President
	Price Australia	Director
Chair of the Board
Vice President

Gavin Anton Hayes	T. Rowe Price Group	Vice President

	Price Singapore	Director

Vice President

Naoyuki Honda	T. Rowe Price Group	Vice President
	Price Japan	Director
Company’s Representative
Vice President

Arif Husain	T. Rowe Price Group	Vice President
	Price International	Director
Vice President

Stephon Jackson	T. Rowe Price Group	Vice President
	Price Investment Management	Director
President

Randal Spero Jenneke	T. Rowe Price Group	Vice President
	Price Australia	Director
Vice President

Kimberly Johnson	T. Rowe Price Group	Chief Operating Officer
Vice President
	Price Associates	Vice President
Louise Johnson	T. Rowe Price Group	Vice President

	Price International	Chief Compliance Officer
Vice President

	Price Hong Kong	Vice President

	Price Singapore	Vice President
Scott Eric Keller	T. Rowe Price Group	Vice President
	Price International	Director
Chair of the Board
Chief Executive Officer
President

	Price Singapore	Vice President
Glen Tien Soon Lee	T. Rowe Price Group	Vice President

	Price Singapore	Director
Chief Executive Officer

Vice President

Name	Company Name	Position Held With Company
Yasuo Miyajima	T. Rowe Price Group	Vice President
	Price Japan	Director
Vice President
Sridhar Nishtala	T. Rowe Price Group	Vice President

	Price International	Vice President
	Price Singapore	Director
Chair of The Board

Vice President
David Oestreicher	T. Rowe Price Group	General Counsel
Vice President
Secretary
	Price Associates	Director
Vice President
Secretary

	Price Investment Management	Director

Secretary
	Price International	Vice President
Secretary
	Price Australia	Vice President
	Price Hong Kong	Vice President

	Price Japan	Vice President
	Price Singapore	Vice President
Robert W. Sharps	T. Rowe Price Group	Director
Chief Executive Officer
President
	Price Associates	Director
Chair of the Board
President
	Price Investment Management	Director
Chair of the Board
Wenting Shen	T. Rowe Price Group	Vice President
	Price Singapore	Director
Vice President
Kiyoko Takagi	T. Rowe Price Group	Vice President
	Price Japan	Director
Vice President

Denise Thomas	Price International	Director
Vice President

Justin Thomson	T. Rowe Price Group	Vice President

	Price International	Director
Vice President
	Price Hong Kong	Director

Christine Po Kwan To	T. Rowe Price Group	Vice President
	Price Hong Kong	Director
Vice President
Responsible Officer
Eric L. Veiel	T. Rowe Price Group	Vice President
	Price Associates	Director
Vice President
Hiroshi Watanabe	T. Rowe Price Group	Vice President
	Price Japan	Director
Vice President
Ernest C. Yeung	T. Rowe Price Group	Vice President
	Price Hong Kong	Director

Chair of the Board

Vice President
Responsible Officer

Certain directors and officers of T. Rowe Price Group and Price Associates are also officers and/or directors of one or more of the Price Funds and/or one or more of the affiliated entities listed herein.

See also “Management of the Funds,” in Registrant’s Statement of Additional Information.

Item 32. Principal Underwriters

(a) The principal underwriter for the Registrant is Investment Services. Investment Services acts as the principal underwriter for the funds sponsored and managed by T. Rowe Price Associates, Inc., including the following investment companies:

T. Rowe Price All-Cap Opportunities Fund, Inc.
T. Rowe Price Balanced Fund, Inc.
T. Rowe Price Blue Chip Growth Fund, Inc.
T. Rowe Price Capital Appreciation Fund, Inc.
T. Rowe Price Communications & Technology Fund, Inc.
T. Rowe Price Corporate Income Fund, Inc.
T. Rowe Price Credit Opportunities Fund, Inc.
T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.
T. Rowe Price Dividend Growth Fund, Inc.
T. Rowe Price Equity Funds, Inc.
T. Rowe Price Equity Income Fund, Inc.
T. Rowe Price Equity Series, Inc.
T. Rowe Price Exchange-Traded Funds, Inc.
T. Rowe Price Financial Services Fund, Inc.
T. Rowe Price Fixed Income Series, Inc.
T. Rowe Price Floating Rate Fund, Inc.
T. Rowe Price Global Allocation Fund, Inc.
T. Rowe Price Global Funds, Inc.
T. Rowe Price Global Multi-Sector Bond Fund, Inc.
T. Rowe Price Global Real Estate Fund, Inc.
T. Rowe Price Global Technology Fund, Inc.
T. Rowe Price GNMA Fund, Inc.
T. Rowe Price Government Money Fund, Inc.
T. Rowe Price Growth Stock Fund, Inc.
T. Rowe Price Health Sciences Fund, Inc.
T. Rowe Price High Yield Fund, Inc.
T. Rowe Price Index Trust, Inc.
T. Rowe Price Inflation Protected Bond Fund, Inc.
T. Rowe Price Institutional Income Funds, Inc.
T. Rowe Price Integrated Equity Funds, Inc.
T. Rowe Price Intermediate Tax-Free High Yield Fund, Inc.
T. Rowe Price International Funds, Inc.
T. Rowe Price International Index Fund, Inc.
T. Rowe Price International Series, Inc.
T. Rowe Price Limited Duration Inflation Focused Bond Fund, Inc.
T. Rowe Price Mid-Cap Growth Fund, Inc.
T. Rowe Price Mid-Cap Value Fund, Inc.
T. Rowe Price Multi-Sector Account Portfolios, Inc.
T. Rowe Price Multi-Strategy Total Return Fund, Inc.
T. Rowe Price New Era Fund, Inc.
T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Income Fund, Inc.
T. Rowe Price QM U.S. Bond Index Fund, Inc.
T. Rowe Price Real Assets Fund, Inc.
T. Rowe Price Real Estate Fund, Inc.
T. Rowe Price Reserve Investment Funds, Inc.
T. Rowe Price Retirement Funds, Inc.
T. Rowe Price Science & Technology Fund, Inc.
T. Rowe Price Short-Term Bond Fund, Inc.
T. Rowe Price Small-Cap Stock Fund, Inc.
T. Rowe Price Small-Cap Value Fund, Inc.
T. Rowe Price Spectrum Fund, Inc.
T. Rowe Price Spectrum Funds II, Inc.
T. Rowe Price State Tax-Free Funds, Inc.
T. Rowe Price Summit Funds, Inc.
T. Rowe Price Summit Municipal Funds, Inc.
T. Rowe Price Tax-Efficient Funds, Inc.
T. Rowe Price Tax-Exempt Money Fund, Inc.
T. Rowe Price Tax-Free High Yield Fund, Inc.
T. Rowe Price Tax-Free Income Fund, Inc.
T. Rowe Price Tax-Free Short-Intermediate Fund, Inc.
T. Rowe Price Total Return Fund, Inc.
T. Rowe Price U.S. Equity Research Fund, Inc.
T. Rowe Price U.S. Large-Cap Core Fund, Inc.
T. Rowe Price U.S. Treasury Funds, Inc.
T. Rowe Price Value Fund, Inc.

Investment Services is a wholly owned subsidiary of T. Rowe Price Associates, Inc., is registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the Financial Industry Regulatory Authority, Inc. Investment Services has been formed for the limited purpose of distributing the shares of the Price Funds and will not engage in the general securities business. Investment Services will not receive any commissions or other compensation for acting as principal underwriter.

(b) The address of each of the directors and officers of Investment Services listed below is 100 East Pratt Street, Baltimore, Maryland 21202.

Name	Positions and Offices With Underwriter	Positions and Offices With Registrant
Cheri M. Belski	Director and Vice President	None
Anne Whitescarver Brown	Director and Vice President	None
Kevin L. Collins	Director	None

Phillip Korenman	Chair, Director, and President	None

Stephanie P. Mumford	Chief Compliance Officer and Vice President	None
Christopher C. Newman	Director and Vice President	None
Britton Nyce	Treasurer and Vice President	None

Jason Abosch	Vice President	None
Brandon Akers	Vice President	None
Christine B. Akins	Vice President	None

Name	Positions and Offices With Underwriter	Positions and Offices With Registrant
Martin D. Allenbaugh Jr.	Vice President	None
Brent A. Andersen	Vice President	None
Lorraine J. Andrews	Vice President	None
Brendan C. Asaff	Vice President	None
Christopher P. Augelli	Vice President	None
Andrew L. Baird	Vice President	None
Kelsey E. Ballard	Vice President	None
Jason Lee Bandel	Vice President	None
Michelle Baran	Vice President	None
Thomas E. Bauer	Vice President	None
Brian T. Beckwith	Vice President	None
Javier Bermudez	Vice President	None
Sukhvinder K. Bhogal	Vice President	None
Amanda Bianca	Vice President	None
Bryan Keith Blackmon	Vice President	None
Matthew William Boren	Vice President	None
Kathy Brady	Vice President	None
Jaime M. Branstetter	Vice President	None
Martin P. Brown	Vice President	None
Christopher D. Browne	Vice President	None
Stacy M. Bryant	Vice President	None

Barbara J. Burdett	Vice President	None
Jeffrey A. Burns	Vice President	None

Russell Burns	Vice President	None

Jason N. Butler	Vice President	None
Adam Byard	Vice President	None
Jessica Calder	Vice President	None
Tegan Call	Vice President	None
Christopher E. Carpenter	Vice President	None
Casey S. Cartun	Vice President	None
Cameron H. Carty	Vice President	None
Laura H. Chasney	Vice President	None
Jay Cherian	Vice President	None
John Claffey	Vice President	None
Kevin S. Clapper	Vice President	None
Basil Clarke	Vice President	None
Adam Cohen	Vice President	None
Morgan Cook	Vice President	None
Paul Cooney	Vice President	None
Serina Copanas	Vice President	None
Roberta V. Cordova	Vice President	None

Jonathan Joseph Crooks	Vice President	None

Name	Positions and Offices With Underwriter	Positions and Offices With Registrant
Brandon Cuellar	Vice President	None
Peter Currie	Vice President	None
Martha Brock Daniel	Vice President	None
Michael Davis	Vice President	None
Terrence L. Davis	Vice President	None
Benjamin P. DeFelice	Vice President	None
Jared DeJong	Vice President	None
Patrick M. Delaney	Vice President	None
Peter A. DeLibro	Vice President	None
Noel Doiron	Vice President	None
Curtis Donald	Vice President	None
Mary Helen Donovan	Vice President	None
Michael Doshier	Vice President	None
Scott Dutcher	Vice President	None
Heather C. Dzielak	Vice President	None
Joseph Edmonds	Vice President	None
John Eiler	Vice President	None
Dennis J. Elliott	Vice President	None
Chioma V. Eluma	Vice President	None
Rebecca Ann English	Vice President	None
John H. Escario	Vice President	None
Wayne C. Ewan	Vice President	None
Rick Falcione	Vice President	None
Christopher Ferrara	Vice President	None
Lauren Brooke Ferrara	Vice President	None
Brooks J. Fisher	Vice President	None
Derek W. Fisher	Vice President	None
Jeremy R. Flagg	Vice President	None
Adam Fletcher	Vice President	None
Mary Louise Fletcher	Vice President	None
Jordan Ford	Vice President	None
Michael K. Fowler	Vice President	None
Michael Scott Frank	Vice President	None
Daniel J. Funk	Vice President	None
Christopher M. Gaeng	Vice President	None

Michele J. Giangrande	Vice President	None
Patrick Gilbert	Vice President	None

Douglas M. Greenstein	Vice President	None

Joshua Habeck	Vice President	None
Noel Hainsselin	Vice President	None
Jessica Leigh Hamamoto	Vice President	None
Jason E. Hammond	Vice President	None

Name	Positions and Offices With Underwriter	Positions and Offices With Registrant
Alex Hatfield	Vice President	None
Philip E. Hauser	Vice President	None
James C. Hebert	Vice President	None
Jeffrey J. Hill	Vice President	None
Todd Hiller	Vice President	None
Theodor Hogdahl	Vice President	None
Jason P. Horenci	Vice President	None
Jerome Hunter	Vice President	None
Robert C. Ihle	Vice President	None
Sara Hodges Ismart	Vice President	None
Katrina Jacobs	Vice President	None
Melanie Jacobs	Vice President	None
Maria Jakobowski	Vice President	None
Lloyd Brendan James	Vice President	None
Jeffrey Jennes	Vice President	None
Charles E. Johnson	Vice President	None
Heidi C. Kaney	Vice President	None
John Keenan	Vice President	None
Doug Keller	Vice President	None
Diana M. Kendall	Vice President	None
Valerie A. Kohlenstein	Vice President	None
Emily A. Kookogey	Vice President	None
Jeffrey A. Krawczak	Vice President	None

Michael J. Kubik	Vice President	None
Jennifer Kulp	Vice President	None
Brian Lamar	Vice President	None
Steven A. Larson	Vice President	None
Christy H. Lausch	Vice President	None
Jonathan N. Lepore	Vice President	None
Ryan M. Liberatore	Vice President	None
Daniel Little	Vice President	None
Benjamin M. Livingston	Vice President	None
Cathryn A. Locke-O’Hara	Vice President	None
Christi Loftus	Vice President	None
Michael Lucas	Vice President	None
William J. Luecking	Vice President	None
Sean M. Lynch	Vice President	None
Benjamin W. Lythgoe	Vice President	None
Sean Mackley	Vice President	None
Edward M. Martin	Vice President	None
Vinnett M. Mason	Vice President	None
Taylor L.B. Mayo	Vice President	None

Name	Positions and Offices With Underwriter	Positions and Offices With Registrant
Karan McClimans	Vice President	None
Michael A. McKenna	Vice President	None
Carey J. McKenzie	Vice President	None
Ashley McLeish	Vice President	None
Hector Mendez	Vice President	None
Eric Milano	Vice President	None
Sebastian J. Mitchell	Vice President	None

Dana P. Morgan	Vice President	None
Lauren Moser	Vice President	None
James Mugno	Vice President	None
Susan L. Nakai	Vice President	None
C.J. Nesher	Vice President	None
William Nicholas Nolan	Vice President	None
David V. Norris	Vice President	None
Michael J. Norton	Vice President	None
Kevin M. O’Brien	Vice President	None

David Oestreicher	Vice President, and Secretary	Director, Principal Executive Officer, Executive Vice President

Olutokunbo A. Ojo-Ade	Vice President	None
Laurette C. O’Malley	Vice President	None
Lance Oman	Vice President	None

Mary O’Rourke	Vice President	None
Baris A. Ozuunlu	Vice President	None
Michael J. Park	Vice President	None
Adrian M. Pawluk	Vice President	None
Anjanette Tanedo Pena	Vice President	None
Giovanni Petronelli	Vice President	None
Paul J. Pfeiffer	Vice President	None
John E. Pflieger	Vice President	None
Samantha J. Pilon	Vice President	None
Cheryl Marie Pipia	Vice President	None
Matthew Pisanelli	Vice President	None
Victor M. Pita	Vice President	None
Andrew Pizza	Vice President	None
Anthony D. Polichemi	Vice President	None
Fran M. Pollack-Matz	Vice President	Vice President and Secretary
Karen Pollock	Vice President	None
Brian R. Poole	Vice President	None
Matthew Turner Pope	Vice President	None
William Presley	Vice President	None
Jennifer J. Pyne	Vice President	None
Katherine Keene Quillen	Vice President	None
Alexander Rabiychuk	Vice President	None

Name	Positions and Offices With Underwriter	Positions and Offices With Registrant
John K. Ramirez	Vice President	None
Meara R. Ranadive	Vice President	None
Seamus A. Ray	Vice President	None
Shawn D. Reagan	Vice President	None
Jennifer L. Richardson	Vice President	None
Stuart L. Ritter	Vice President	None
Erik C. Ronne	Vice President	None
Mary Heather Roosevelt Long	Vice President	None
Dawn Rorai	Vice President	None
Brett Round	Vice President	None
Megan Keyser Rumney	Vice President	None
Kevin C. Savage	Vice President	None

Dorothy C. Sawyer	Vice President	None

Michael R. Saylor	Vice President	None
Mark A. Scarborough	Vice President	None
Kyle Schaffer	Vice President	None
Jennifer Lisa Schmidt	Vice President	None
Richard Schultz	Vice President	None
Heather Lynn Harrison Seaback	Vice President	None
Eric Arnold Seale	Vice President	None
Robert A. Seidel	Vice President	None
Rania B. Selfani	Vice President	None
Amelia Seman	Vice President	None
Courtney M. Sembly	Vice President	None
Brandon Shea	Vice President	None
Erin C. Sheehan	Vice President	None
Karen M. Sheehan	Vice President	None
Nicholas A. Sheppard	Vice President	None
John E. Shetterly	Vice President	None
Jae M. Shin	Vice President	None

Garrett S. Siperko	Vice President	None
Kristin M. Slade	Vice President	None
Danielle N. Smith	Vice President	None
Lauren Smith	Vice President	None
Phil Soto	Vice President	None
Craig J. St. Thomas	Vice President	None
Victoria E. Swinburne	Vice President	None
Jill M. Talbott	Vice President	None
Daniel Tambellini	Vice President	None
Nathan G. Tawes	Vice President	None
Christopher J. Theall	Vice President	None
Joy A. Thomas	Vice President	None

Name	Positions and Offices With Underwriter	Positions and Offices With Registrant
Christopher N. Thuku	Vice President	None
Michael Ryan Trujillo	Vice President	None
Alan P. Valenca	Vice President	None
Stephen Bradford Vaughan	Vice President	None
Bryan W. Venable	Vice President	None
Tyler Venditti	Vice President	None
Benjamin Vidmar	Vice President	None
Susanne Piccirillo Voelker	Vice President	None
Eric P. Wagner	Vice President	None
Jim Walsh	Vice President	None
David Weeks	Vice President	None
Paula A. Wendt	Vice President	None
Mark P. Whiskeyman	Vice President	None
Timothy M. White	Vice President	None
Mary Ellen Whiteman	Vice President	None
Jennifer Whitman	Vice President	None
Jonathan Wilkinson	Vice President	None
Mary G. Williams	Vice President	None
Andrew M. Winn	Vice President	None
Barrett Wragg	Vice President	None
Lea B. Wray	Vice President	None
John Mitchell (Mitch) Wurzer	Vice President	None
Kimberly L. Young	Vice President	None
Kelly L. Zimmerman	Vice President	None
Kimberly Zook	Vice President	None
James Zurad	Vice President	None
Kimberly S. Abramshe	Assistant Vice President	None
Tracy Aguilar	Assistant Vice President	None
Matt Baarts	Assistant Vice President	None
Chad L. Baker	Assistant Vice President	None
Daniel F. Beadell	Assistant Vice President	None
Joshua Michael Beaudette	Assistant Vice President	None
Chad Berman	Assistant Vice President	None

Andrew Bossi	Assistant Vice President	None
Cheryl Brenza	Assistant Vice President	None
Ben Brown	Assistant Vice President	None
Lewis James Brown	Assistant Vice President	None
Michael P. Bruno	Assistant Vice President	None
Jason Bruns	Assistant Vice President	None
Danica Campbell	Assistant Vice President	None
Brandon Carroll	Assistant Vice President	None
Adrianna Caulder	Assistant Vice President	None

Name	Positions and Offices With Underwriter	Positions and Offices With Registrant
David Chatterton	Assistant Vice President	None
Kyle Cheadle	Assistant Vice President	None
John (Jack) Cleary	Assistant Vice President	None
Shane Conceicao	Assistant Vice President	None
Neil Cooper	Assistant Vice President	None
Kathryn Corcoran	Assistant Vice President	None
Alex Davis	Assistant Vice President	None
Paul DeNicola	Assistant Vice President	None
Liz Deppe	Assistant Vice President	None
Zeyn Desai	Assistant Vice President	None
Kristin N. Dodson	Assistant Vice President	None
Lorraine S. Eakin	Assistant Vice President	None
Alexander Thomas Eichler	Assistant Vice President	None
Adam Elliott	Assistant Vice President	None
Craig Elliott	Assistant Vice President	None
Dan Everett	Assistant Vice President	None
Robin Feil	Assistant Vice President	None
Sean Flaherty	Assistant Vice President	None
Joanna Frank	Assistant Vice President	None
Alana Gaither	Assistant Vice President	None
Omar A. Gerrero	Assistant Vice President	None

Bri Gibbons	Assistant Vice President	None

David M. Gilliam	Assistant Vice President	None
Kerre Heath	Assistant Vice President	None
Sylvia Lynn Helfrich	Assistant Vice President	None
Joel Helzer	Assistant Vice President	None
Robert Hill	Assistant Vice President	None
Wayne Gwa Ho	Assistant Vice President	None
Rob Koeder Hoffman	Assistant Vice President	None
Erin Marie Hogan	Assistant Vice President	None
Charles Hogue	Assistant Vice President	None
Keith Holmes	Assistant Vice President	None
Scott Honea	Assistant Vice President	None
Jackson Houbolt	Assistant Vice President	None
Jennifer Hunziker	Assistant Vice President	None
Conny Ihearahu	Assistant Vice President	None
Tai Jackson	Assistant Vice President	None
Shane Jaeger	Assistant Vice President	None
Evelyn Johnson	Assistant Vice President	None

Tya M. Kelly	Assistant Vice President	None
Sean P. Kilcoyne	Assistant Vice President	None
Joe Killion	Assistant Vice President	None

Name	Positions and Offices With Underwriter	Positions and Offices With Registrant
Robert Krauk	Assistant Vice President	None
Danielle Lacey	Assistant Vice President	None
Luke Land	Assistant Vice President	None
Trish Langley	Assistant Vice President	None
Joshua Levine	Assistant Vice President	None
Paul M. Lichtinger	Assistant Vice President	None
Nathaniel K. Lohrmann	Assistant Vice President	None
MariaCarla Lurz	Assistant Vice President	None
Alyson Luszcz	Assistant Vice President	None

Danielle K. Malanczuk	Assistant Vice President	None

Michael Robert Manning	Assistant Vice President	None
Steven Marcano	Assistant Vice President	None

Brianna M. Martin	Assistant Vice President	None

Bridgette Marie Mathias	Assistant Vice President	None
Jordan McLain	Assistant Vice President	None
Matthew McMenamin	Assistant Vice President	None
Kristina Ruth Meisner	Assistant Vice President	None
Steve Mezzei	Assistant Vice President	None
Brian Mitchum	Assistant Vice President	None
Daniel James Nelson	Assistant Vice President	None
Peter Nguyen	Assistant Vice President	None
Drew O’Cain	Assistant Vice President	None
Michael S. Olshefski	Assistant Vice President	None
Mikki Oxford	Assistant Vice President	None
Stephanie Pack	Assistant Vice President	None
Jessica Palou	Assistant Vice President	None
Kira Pancotti	Assistant Vice President	None
Josh Pape	Assistant Vice President	None

Nathan Pfeiffer	Assistant Vice President	None
Kaemyn Pizarro	Assistant Vice President	None
Melvin Powell	Assistant Vice President	None
Cynthia Ramirez	Assistant Vice President	None
Tejasvini Rao	Assistant Vice President	None
Ryan S. Reese	Assistant Vice President	None
Caitlin Reilly	Assistant Vice President	None
Billy Kenneth Repp-Maxwell	Assistant Vice President	None
Vikas Rishi	Assistant Vice President	None
Dorothy A. Rostkowski	Assistant Vice President	None
Sergio Ruiz	Assistant Vice President	None
Laura Lee Russell	Assistant Vice President	None
Shawn A. Sacchetti	Assistant Vice President	None
Jake Santore	Assistant Vice President	None

Name	Positions and Offices With Underwriter	Positions and Offices With Registrant
Aaron Sauro	Assistant Vice President	None
Katherine Gilbert Shaffer	Assistant Vice President	None
Robert Arnold Skaare II	Assistant Vice President	None
Francisco R. Solis	Assistant Vice President	None
Gabriel Bramesco Stull	Assistant Vice President	None
Danie Suess	Assistant Vice President	None
Jennifer Lauren Suess	Assistant Vice President	None

Ryan Taylor	Assistant Vice President	None
Lindsay Frank Theodore	Assistant Vice President	None

Linnea C. Thomas	Assistant Vice President	None
Andrew I. Thompson	Assistant Vice President	None
Molly Tjaden	Assistant Vice President	None
Sergio Valente	Assistant Vice President	None
Tracy Wentzell	Assistant Vice President	None

Kathleen Yocham	Assistant Vice President	None
Eric Young	Assistant Vice President	None
Jacob Ryan Ziegler	Assistant Vice President	None
David Zincon	Assistant Vice President	None
Mike Zinn	Assistant Vice President	None

Medeaner Robinson	Assistant Secretary	None

Cheryl L. Emory	Assistant Secretary	None
Kathryn Louise Reilly	Assistant Secretary	None

(c) Not applicable. Investment Services will not receive any compensation with respect to its activities as underwriter for the Price Funds.

Item 33. Location of Accounts and Records

All accounts, books, and other documents required to be maintained by the Registrant under Section 31(a) of the Investment Company Act of 1940 and the rules thereunder will be maintained by the Registrant at its offices at 100 East Pratt Street, Baltimore, Maryland 21202, 1735 Market Street, Philadelphia, Pennsylvania 19103, and 103 Bellevue Parkway, Wilmington, Delaware 19809. Transfer, dividend disbursing, and shareholder service activities are performed by T. Rowe Price Services, Inc., at 4515 Painters Mill Road, Owings Mills, Maryland 21117. Custodian activities for the Registrant are performed at State Street Bank and Trust Company’s Service Center (State Street South), One Lincoln Street, Boston, Massachusetts 02111.

Custody of Registrant’s portfolio securities which are purchased outside the United States is maintained by JPMorgan Chase Bank, London, in its foreign branches, with other banks or foreign depositories. JPMorgan Chase Bank, London, is located at Woolgate House, Coleman Street, London EC2P 2HD England.

Item 34. Management Services

Registrant is not a party to any management-related service contract, other than as set forth in the Prospectus or Statement of Additional Information.

Item 35. Undertakings

(a) Not applicable

Signatures

Pursuant to the requirements of the Investment Company Act of 1940, as amended, this Registration Statement has been signed below by the following persons in the capacities:

 T. Rowe Price Reserve Investment Funds, Inc.

 /s/David Oestreicher

By: David Oestreicher

 Director (Principal Executive Officer and Executive Vice President

Attest:

/s/Fran M. Pollack-Matz
Fran M. Pollack-Matz
Secretary